AGREEMENT AND PLAN OF MERGER


                                  by and among


                             ADEPT TECHNOLOGY, INC.;

                        META CONTROL TECHNOLOGIES, INC.;

                           MCT ACQUISITION, INC.; and

                                   INFOTECH AG


                                 AUGUST 1, 2002


                                TABLE OF CONTENTS
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                                                                                                               ----
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INDEX OF EXHIBITS ..............................................................................................iv

INDEX OF SCHEDULES .............................................................................................iv

TABLE OF DEFINED TERMS..........................................................................................vi

ARTICLE I             THE MERGER.................................................................................1
                      1.1      The Merger........................................................................1
                      1.2      Effective Time of the Merger......................................................1
                      1.3      Effect of the Merger..............................................................2
                      1.4      Certificate of Incorporation; Bylaws..............................................2
                      1.5      Directors and Officers............................................................2
                      1.6      Effect on Capital Stock...........................................................2
                      1.7      Dissenting Shares.................................................................4
                      1.8      Exchange of Certificates..........................................................5
                      1.9      No Further Ownership Rights in Shares.............................................5
                      1.10     Lost, Stolen or Destroyed Certificates............................................5
                      1.11     Taking of Necessary Action; Further Action........................................5
                      1.12     Options; Convertible Securities...................................................6
                      1.13     Related Transactions..............................................................6

ARTICLE II            THE CLOSINGS...............................................................................6
                      2.1      Initial Closing...................................................................6
                      2.2      Subsequent Closing(s).............................................................7
                      2.3      Extension of Final Date for Initial Closing.......................................7

ARTICLE III           REPRESENTATIONS AND WARRANTIES
                      REGARDING THE COMPANY......................................................................7
                      3.1      Organization......................................................................7
                      3.2      Capital Structure.................................................................8
                      3.3      Obligations With Respect to Capital Stock.........................................8
                      3.4      Subsidiaries......................................................................9
                      3.5      Authority.........................................................................9
                      3.6      Financial Statements..............................................................9
                      3.7      Accounts Receivable..............................................................10
                      3.8      Business Changes.................................................................10
                      3.9      Title of Properties; Absence of Liens and
                               Encumbrances; Condition of Equipment.............................................13
                      3.10     Tax and Other Returns and Reports................................................13
                      3.11     Restrictions on Business Activities..............................................15
                      3.12     Intellectual Property............................................................15
                      3.13     Agreements, Contracts and Commitments............................................20

                                       i
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                                TABLE OF CONTENTS
                                   (continued)
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                      3.14     Employees; Compensation..........................................................22
                      3.15     Employee Matters and Benefit Plans...............................................22
                      3.16     Business Practices...............................................................26
                      3.17     Related Party Transactions.......................................................26
                      3.18     Compliance with Applicable Law; Governmental Authorization.......................26
                      3.19     Litigation.......................................................................26
                      3.20     Insurance........................................................................26
                      3.21     Bank Accounts....................................................................27
                      3.22     Environmental Matters............................................................27
                      3.23     Brokers and Finders..............................................................28
                      3.24     Certain Advances.................................................................28
                      3.25     Minute Books; Books and Records..................................................28
                      3.26     Product Warranties; Defects; Liabilities.........................................28
                      3.27     No Changes In Equity Interests...................................................28
                      3.28     Representations Complete.........................................................28

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF
                      PARENT AND MERGER SUB.....................................................................29
                      4.1      Organization of Parent...........................................................29
                      4.2      Authority........................................................................29

ARTICLE V             SECURITIES ACT COMPLIANCE; REGISTRATION; TRANSFER RESTRICTIONS............................29
                      5.1      Securities Act Exemption.........................................................29
                      5.2      Stock Restrictions...............................................................30
                      5.3      Registration.....................................................................30
                      5.4      Additional Restrictions on Transfer..............................................35
                      5.5      Stock Legend.....................................................................35

ARTICLE VI            COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................35
                      6.1      Conduct of Business of the Company...............................................35

ARTICLE VII           ADDITIONAL AGREEMENTS AND COVENANTS.......................................................38
                      7.1      Stockholder Approval.............................................................38
                      7.2      Access to Information............................................................38
                      7.3      Confidentiality..................................................................38
                      7.4      Public Disclosure................................................................39
                      7.5      Consents.........................................................................39
                      7.6      Legal Conditions.................................................................39
                      7.7      Blue Sky Laws....................................................................39
                      7.8      Additional Documents and Further Assurances......................................40

                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)
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                      7.9      Notification of Certain Matters..................................................40
                      7.10     Implementation of Representations and Warranties.................................40
                      7.11     No Solicitation..................................................................40
                      7.12     Termination of 401(k) Plan.......................................................41
                      7.13     Employee Benefit Plans...........................................................41
                      7.14     Line of Credit...................................................................41
                      7.15     Loan to the Company..............................................................41
                      7.16     License Agreement................................................................41
                      7.17     Discount Agreement; Commissions..................................................41
                      7.18     Voting Agreement; Board Observer.................................................43

ARTICLE VIII          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; ESCROW.......................45
                      8.1      Survival of Representations and Warranties.......................................45
                      8.2      Escrow Arrangements; Indemnity...................................................45
                      8.3      Limitation.......................................................................50
                      8.4      Escrow of Commissions and Discounts..............................................50

ARTICLE IX            INITIAL CLOSING CONDITIONS................................................................51
                      9.1      Conditions to Obligations of Each Party..........................................51
                      9.2      Additional Conditions to Obligations of the Company..............................51
                      9.3      Additional Conditions to the Obligations of Parent and Merger Sub................52

ARTICLE X             TERMINATION, AMENDMENT AND WAIVER.........................................................55
                      10.1     Termination......................................................................55
                      10.2     Effect of Termination............................................................56
                      10.3     Amendment........................................................................57
                      10.4     Extension; Waiver................................................................57

ARTICLE XI            GENERAL...................................................................................57
                      11.1     Notices..........................................................................57
                      11.2     Expenses.........................................................................59
                      11.3     Interpretation...................................................................59
                      11.4     Counterparts.....................................................................60
                      11.5     Entire Agreement; Assignment.....................................................60
                      11.6     Severability.....................................................................60
                      11.7     Other Remedies...................................................................60
                      11.8     Governing Law....................................................................60
                      11.9     Rules of Construction............................................................61
                      11.10    Specific Performance.............................................................61
                      11.11    Dispute Resolution...............................................................61

                                INDEX OF EXHIBITS

Exhibit           Description
-------           -----------

Exhibit A         Certificate of Merger
Exhibit B         Form of Escrow Agreement
Exhibit C         Stockholder Statement
Exhibit D         Form of Parent Loan Documents
Exhibit E         Form of License Agreement and Conditional License Agreement
Exhibit F         Form of Bridge Note, Assumption and Release
Exhibit G         Form of Legal Opinion of Counsel to Parent and Merger Sub
Exhibit H         Form of Legal Opinion of Counsel to the Company


                               INDEX OF SCHEDULES

Schedule          Description
--------          -----------

3.2               Capital Structure
3.5               Authority
3.6               Financial Statements
3.7               Accounts Receivable
3.8               Business Changes
3.9(a)            Leased Real Property
3.9(c)            Equipment
3.10              Tax Returns and Other Returns and Reports
3.12(b)           Company Registered Intellectual Property
3.12(c)           Title to Intellectual Property
3.12(d)           Ownership of Intellectual Property
3.12(e)           Licenses and Other Transfers of Intellectual Property From the
                  Company; Licenses and Other Transfers of Intellectual Property
                  To the Company
3.12(f)           Required Intellectual Property; Ownership of Improvements
3.12(g)           Intellectual Property Infringement
3.12(j)           Disputes Regarding Intellectual Property
3.12(l)           Orders, Etc. Relating to Intellectual Property
3.12(p)           Company Software
3.13              Agreements, Contracts and Commitments
3.13(h)           Personal Property Leases
3.13(l)           Agreements Evidencing Company Indebtedness
3.13(m)           Confidentiality Agreements
3.14              Employees and Compensation

3.15(b)           Company Employee Plans and Employee Agreements
3.15(d)           Employee Plan Compliance
3.15(e)           Pension Plans
3.15(g)           No Post-Employment Obligations
3.15(h)(i)        No Violation
3.15(h)(ii)       Excess Parachute Payments
3.17              Related Party Transactions
3.18              Compliance with Law; Governmental Authorization
3.19              Litigation
3.20              Insurance
3.21              Bank Accounts
3.24              Certain Advances
3.26              Product Warranties; Defects; Liabilities
7.17              Discount Agreement
9.3(q)            Quality Evaluation
9.3(r)            Company Products Patent Evaluation

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
                                             TABLE OF DEFINED TERMS

Defined Terms                                        Section                                                   Page
-------------                                        -------                                                   ----

Acquisition Proposal.................................Section 7.11................................................40
Affiliate............................................Section 3.15(a)(i)..........................................22
Agreement............................................Preamble.....................................................1
agreement............................................Section 11.3(a).............................................59
Airvac...............................................Section 1.6(b)...............................................3
applicable law.......................................Section 11.3(b).............................................59
Bridge Lender........................................Section 7.15................................................41
Bridge Loan Agreement................................Section 7.15................................................41
Bylaws...............................................Section 3.1..................................................8
Certificates.........................................Section 1.8(b)...............................................5
Charter..............................................Section 3.1..................................................8
Closings.............................................Section 2.2..................................................7
Code.................................................Section 3.10(b)(viii).......................................14
Commercial Software Rights...........................Section 3.12(a)(i)..........................................15
Commission Statement.................................Section 7.17(c).............................................43
Commissions..........................................Section 7.17(b).............................................42
Company Authorizations...............................Section 3.18................................................26
Company Balance Sheet................................Section 3.6(a)...............................................9
Company Common Stock.................................Recitals.....................................................1
Company Employee Plan................................Section 3.15(a)(iii)........................................22
Company Financial Statements.........................Section 3.6(a)...............................................9
Company Intellectual Property........................Section 3.12(a)(ii).........................................15
Company Preferred Stock..............................Section 1.6(a)...............................................2
Company Registered Intellectual Property.............Section 3.12(b).............................................16
Company Software.....................................Section 3.12(p).............................................19
Company..............................................Preamble.....................................................1
Conflict.............................................Section 3.5..................................................9
Contract.............................................Section 3.13................................................22
DGCL.................................................Section 1.1..................................................1
Discount.............................................Section 7.17(a).............................................41
Dissenting Shares....................................Section 1.7(a)...............................................4
DOL..................................................Section 3.15(c).............................................24
Effective Time.......................................Section 1.2..................................................2
Employee Agreement...................................Section 3.15(a)(v)..........................................23
Employee.............................................Section 3.15(a)(iv).........................................23
Environmental Permits................................Section 3.22(c).............................................27
Equipment............................................Section 3.9(c)..............................................13
ERISA................................................Section 3.15(a)(ii).........................................22
Escrow Agent.........................................Section 1.6(e)...............................................4

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
Escrow Agreement.....................................Section 1.6(e)...............................................4
Escrow Amount........................................Section 1.6(e)...............................................4
Exchange Act.........................................Section 5.3(c)(vii).........................................33
Exchange Consideration...............................Section 1.6(b)...............................................3
Extension Fee........................................Section 2.3..................................................7
Final Date...........................................Section 10.1(b).............................................55
Final Sale Date......................................Section 5.3(b)(i)...........................................31
GAAP.................................................Section 3.6(a)...............................................9
Governmental Entity..................................Section 3.5..................................................9
Hazardous Material...................................Section 3.22(a).............................................27
Hazardous Materials Activities.......................Section 3.22(b).............................................27
Holder...............................................Section 5.3(a)(iv)..........................................31
Inbound License Agreements...........................Section 3.12(e).............................................17
include, includes, including.........................Section 11.3(c).............................................59
Infotech Share Purchase Price........................Section 1.6(b)...............................................3
Infotech Shares......................................Section 1.6(b)...............................................3
Infotech.............................................Preamble.....................................................1
Initial Closing Date.................................Section 1.2..................................................2
Initial Closing......................................Section 1.2..................................................2
Intellectual Property................................Section 3.12(a)(iii)........................................15
IRS..................................................Section 3.15(a)(vi).........................................23
Key Lenders..........................................Section 1.13(c)..............................................6
knowledge of the Company.............................Section 11.3(d).............................................59
License Agreement....................................Section 1.13(d)..............................................6
Liens................................................Section 3.7.................................................10
Losses...............................................Section 8.2(b)..............................................46
Master Purchase Agreements...........................Section 7.17(a).............................................41
Material Adverse Change of the Company...............Section 3.1..................................................8
Material Adverse Effect on the Company...............Section 3.1..................................................8
Maximum Liability for Losses.........................Section 8.3.................................................50
Merger Agreement.....................................Section 1.1..................................................1
Merger Sub...........................................Preamble.....................................................1
Merger...............................................Recitals.....................................................1
Multiemployer Plan...................................Section 3.15(a)(vii)........................................23
NRE..................................................Section 7.17(b)(iii)........................................42
Observer.............................................Section 7.18(b).............................................44
Officer's Certificate................................Section 9.2(d)..............................................46
Operating Notes......................................Section 1.13(b)..............................................6
Other Proprietary Information........................Section 3.12(i).............................................19
Outbound License Agreements..........................Section 3.12(e).............................................17
Parent Common Stock..................................Recitals.....................................................1
Parent Indemnitees...................................Section 8.2(b)..............................................45
Parent Loan Agreement................................Section 1.13(c)..............................................6
Parent Material Adverse Change.......................Section 4.1.................................................29

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
Parent Material Adverse Effect.......................Section 4.1.................................................29
Parent Stock Consideration...........................Section 1.6(a)...............................................2
Parent...............................................Preamble.....................................................1
Patent Rights........................................Section 3.12(a)(iv).........................................16
Pension Plan.........................................Section 3.15(a)(viii).......................................23
Person...............................................Section 11.3(e).............................................60
Prospectus...........................................Section 5.3(a)(iii).........................................30
Proxy Holder.........................................Section 7.18(a).............................................43
PTO..................................................Section 3.12(b).............................................16
Purchase Shares......................................Section 5.3(a)(ii)..........................................30
reasonable steps.....................................Section 3.12(i).............................................19
register, registered and registration................Section 5.3(a)(i)...........................................30
Registered Intellectual Property.....................Section 3.12(a)(v)..........................................16
Registrable Securities...............................Section 5.3(a)(ii)..........................................30
Related Technology...................................Section 3.12(a)(vi).........................................16
Required Filing Date.................................Section 5.3(b)(i)...........................................31
Required Registration................................Section 5.3(b)(i)...........................................31
Returns..............................................Section 3.10(b)(i)..........................................14
Rule 144.............................................Section 5.3(a)(ii)..........................................30
Rules and Regulations................................Section 5.3(c)(vii).........................................33
SEC..................................................Section 5.3(a)(v)...........................................31
Securities Act.......................................Section 3.3(b)...............................................9
Series A Preferred Stock.............................Section 1.6(a)...............................................2
Series B Preferred Stock.............................Section 1.6(a)...............................................2
Shares...............................................Section 1.6(a)...............................................2
Software.............................................Section 3.12(p).............................................20
Stockholder Certificates.............................Section 1.8(a)...............................................5
Stockholder..........................................Section 1.6..................................................2
Sub-Licenses.........................................Section 1.13(d)..............................................6
Subsequent Closing Date..............................Section 2.2..................................................7
Subsequent Closing...................................Section 2.2..................................................7
Surviving Corporation................................Section 1.1..................................................1
Suspension Notice....................................Section 5.3(c)(vii).........................................33
Tax or Taxes.........................................Section 3.10(a).............................................13
Termination Fee......................................Section 10.2................................................56
Third Party Claim....................................Section 8.2(d)(i)...........................................48
Third Party Expenses.................................Section 11.2................................................59
Transaction Documents................................Section 2.1(d)...............................................7
Transfer.............................................Section 5.4(a)..............................................35
Wanner/Hudson Consideration..........................Section 8.2(b)..............................................45
Zevac................................................Section 1.6(b)...............................................3

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

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 1, 2002, by and among Adept Technology, Inc., a California corporation (the "Parent"), Meta Control Technologies, Inc., a Delaware corporation (the "Company"), MCT Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Infotech AG, a Swiss corporation ("Infotech").

                                 R E C I T A L S

         WHEREAS, the boards of directors of each of the Company, Parent and Merger Sub believe it to be in the best interests of such company and its respective stockholders that Merger Sub merge with and into the Company with the Company to continue as the surviving corporation (the "Merger") and have approved the Merger; and

         WHEREAS, pursuant to the Merger, among other things, at the Effective Time, certain of the outstanding shares of the Company's capital stock will be converted into a right to receive shares of common stock, no par value per share, of Parent ("Parent Common Stock"), in the amount set forth herein, and certain shares of the Company's common stock, $.01 par value per share (the "Company Common Stock") held by Infotech shall constitute shares of stock of the surviving corporation to the Merger; and

         WHEREAS, concurrently herewith or upon the Initial Closing (as defined herein), as an essential inducement for Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company will make loans to the Company and to Parent upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Merger Certificate") and the Delaware General Corporation Law ("DGCL"), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation." Parent, as the sole stockholder of Merger Sub, hereby approves the Merger and this Agreement.

         1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto will cause the Merger to be consummated by filing the Merger Certificate with the Secretary of State of Delaware (and any other certificates which may be deemed necessary) in accordance with the DGCL at such time as the Merger Certificate is filed (or such later time as may be agreed in writing and specified in the Merger Certificate being the "Effective Time"). Unless this Agreement is earlier terminated pursuant to Article X, the closing of the Merger (the "Initial Closing") will take place as promptly as practicable after all conditions precedent to the obligations of the parties hereto have been satisfied or waived at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another place or time is agreed to by Parent and the Company. The date upon which the Initial Closing actually occurs is the "Initial Closing Date".

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights, privileges, powers, and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub will become the debts, liabilities, and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws. The Certificate of Incorporation attached as Appendix A to the Merger Certificate will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided in the DGCL. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation until thereafter amended as provided in the Surviving Corporation's Certificate of Incorporation, Bylaws and the DGCL.

         1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case to serve until their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger, and without any action on the part of the Parent, Company or any holder of the Company's capital stock (a "Stockholder"):

                  (a) Conversion of Certain  Company  Capital Stock.  Other than
(i) 339,846 shares of Company Common Stock held by Infotech and (ii) Dissenting Shares, each share of Company Common Stock, Series A Preferred Stock, $.01 par value per share of the Company ("Series A Preferred Stock"), and Series B Preferred Stock, $.01 par value per share ("Series B Preferred Stock", together with the Series A Preferred Stock, the "Company Preferred Stock", and collectively with the Company Common Stock and Series A Preferred Stock, the "Shares") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive an aggregate of Seven Hundred Thirty
Thousand   (730,000)   shares  of  Parent   Common  Stock  (the  "Parent   Stock
Consideration"). The total Parent Stock Consideration shall be payable as follows:

                           (i) A total of 833 shares of Parent Common Stock shall be issued to the holders of the Company's Series A Preferred Stock;

                           (ii) A total of 233,333 shares of Parent Common Stock shall be issued to the holders of the Company's Series B Preferred Stock; and

                           (iii) A total of 495,834 shares of Parent Common Stock shall be issued to the holders of the Company Common Stock (other than as provided in clause (b) below for the Infotech Shares).

Such distribution of the Parent Stock Consideration shall be adjusted among the classes of capital stock of the Company as appropriate to reflect any changes in capitalization of the Company (including any changes due to the exercise of options or other convertible securities of the Company) prior to the Initial Closing. The Company hereby waives any right of first refusal or purchase with respect to the Shares in connection with the transactions contemplated by this Agreement.

                  (b) Certain Shares Held by Infotech. Upon the effectiveness of the Merger, 339,846 shares of Company Common Stock held by Infotech shall not be entitled to receive the Parent Stock Consideration, and 339,846 shares of common stock of the Company as the Surviving Corporation shall be payable as the merger consideration for such shares held by Infotech (the "Infotech Shares", and together with the Parent Stock Consideration, the "Exchange Consideration") such that Infotech's aggregate equity interest in the Surviving Corporation immediately after the Initial Closing equals, when rounded, thirty-three percent (33%) of the total outstanding stock of the Surviving Corporation, and the Infotech Shares shall be subject to the purchase and sale described in this
Section 1.6(b). Infotech hereby waives any claim relating to or arising out of the nature of the consideration for such shares in connection with the Merger or its treatment varying from that of other Stockholders, but such waiver shall not apply to the rights created pursuant to the terms of this Agreement or the other Transaction Documents. Upon the terms and subject to the conditions set forth in this Agreement, at the Subsequent Closing(s), Infotech shall transfer to Parent, and Parent shall acquire from Infotech, the Infotech Shares. The purchase price for the Infotech Shares shall be an amount of up to Five Dollars and Fifteen cents ($5.15) per Infotech Share, for an aggregate purchase price of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "Infotech Share Purchase Price"), payable in the form of Discounts as provided in the Amended Master Purchase Agreements and Commissions as set forth in Section 7.17 by Parent to Infotech, for the benefit of Infotech, Airvac Engineering Company, Inc. ("Airvac") and Zevac AG ("Zevac") as set forth in Section 7.17. Infotech Shares shall be released from escrow to Parent quarterly in an amount equal to the portion of the Infotech Share Purchase Price represented by the aggregate discounts or commission payments made by Parent for such quarter; provided, however, in the event that such discounts and commission payments do not equal the Infotech Share Purchase Price on or before the sixth (6th) anniversary of the Initial Closing, any and all remaining Infotech Shares held in escrow will be released from escrow to Parent at no further cost to Parent pursuant to the terms of the Escrow Agreement; and provided, however, further that any Discount or Commission which is not given or paid, as applicable, in satisfaction of indemnification obligations pursuant to Article VIII shall be deemed paid proportionately for purposes of determining Parent's payment of the Infotech Share Purchase Price. Notwithstanding the foregoing, if deemed necessary or appropriate by Parent, upon the reasonable request of Parent, the 339,849 shares owned by Infotech shall be contributed to Merger Sub with a contribution of the shares of Parent Stock Consideration by Adept, to be converted into the same pro rata equity interests in the Surviving Corporation as otherwise set forth herein upon the Effective Time. In the event of any termination of this Agreement, such contributions shall be reversed to the applicable parties making such contributions.

                  (c) No Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be entitled to receive from Parent an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the average closing price of Parent Common Stock as reported by Nasdaq Stock Market for the five (5) business day period immediately prior to the date hereof ($1.77).

                  (d) Merger Sub Capital Stock. The outstanding shares of common stock of Merger Sub not will be converted into 679,692 fully paid and non-assessable shares of common stock of the Surviving Corporation owned by Parent or such number of shares equal to, when rounded, sixty-seven percent (67%) of the total outstanding equity of Merger Sub and, together with the Infotech Shares, will constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time.

                  (e) Escrow. At the Initial Closing, (1) Parent shall deposit ten percent (10%) of the Parent Stock Consideration, equal to seventy-three thousand (73,000) shares of Parent Common Stock (the "Escrow Amount") otherwise payable to the Stockholders at the Initial Closing and (2) Infotech shall deposit the Infotech Shares, with Paragon Commercial Bank, as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement (the "Escrow Agreement") substantially in the form attached as Exhibit B.

         1.7 Dissenting Shares. (a) Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal has been properly made in accordance with Section 262 of the DGCL ("Dissenting Shares") will not be converted into the right to receive the Exchange Consideration otherwise payable with respect to such shares but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Delaware. If a holder of Dissenting Shares withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the Exchange Consideration into which such Dissenting Shares would have been converted pursuant to Section 1.6. Any Exchange Consideration that would have been issuable with respect to Dissenting Shares will be retained by Parent.

                  (b) The Company will give Parent (i) prompt notice of any demands received by Company from a holder of Dissenting Shares for appraisal of Shares, withdrawals of such demands, and any other related instruments received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. The Company will not, except with the prior written consent of Parent or as required under the DGCL, voluntarily make any payment with respect to such demands or offer to settle or settle any such demands for appraisal.

         1.8 Exchange of Certificates. (a) Surrender of Certificates for Parent Common Stock. At the Initial Closing, each Stockholder will deliver or cause to be delivered to Parent all certificates representing the Shares other than the Infotech Shares (the "Stockholder Certificates") held by each Stockholder, duly endorsed or accompanied by stock powers duly endorsed in blank, and an executed Stockholder Statement substantially in the form of Exhibit C. Promptly after receipt of such Stockholder Certificates, Parent will deliver to the Stockholders the Parent Stock Consideration with certificates registered in each such Stockholder's name.

                  (b) Surrender of Certificates for Infotech Shares. In the case of the Infotech Shares, at the Initial Closing, Infotech shall deliver or cause to be delivered to the Escrow Agent all certificates representing such Shares, duly endorsed or accompanied by stock powers duly endorsed in blank.

                  (c) Escheat. Notwithstanding anything to the contrary herein, neither of the Surviving Corporation nor any party hereto will be liable to a holder of shares of Parent Common Stock or Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 No Further Ownership Rights in Shares. All Exchange Consideration delivered upon the surrender for exchange of Certificates in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Shares represented by the Certificates. Except with respect to the Infotech Shares subsequently transferred to Parent, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason (except for the Infotech Shares), they will be cancelled and exchanged as provided in this Article I.

         1.10 Lost, Stolen or Destroyed Certificates. In the event any Stockholder Certificates will have been lost, stolen, or destroyed, Parent (or its transfer agent) or the Surviving Corporation will issue in exchange for such lost, stolen, or destroyed Stockholder Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock or common stock of the Surviving Corporation, as applicable, as may be required by Parent (or its transfer agent) or the Surviving Corporation; provided, however, that Parent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of Parent will be fully authorized in the name of Parent and the Company to take, and will take, all such action.

         1.12 Options; Convertible Securities. Neither Parent nor the Surviving Corporation shall assume (i) any option to purchase Company Common Stock or Company Preferred Stock or other security convertible into or exercisable for Company Common Stock or Company Preferred Stock or (ii) any plan or other agreement and arrangement pursuant to which any such option or other security has been or may be issued; nor shall any such option or other security accelerate or become fully vested upon or as a result of the transactions contemplated by this Agreement. At the Effective Time, all outstanding options or other such securities which were not exercised or converted prior to the Effective Time shall be terminated and cancelled.

         1.13 Related Transactions. In addition to the transactions set forth above, at or immediately after the Initial Closing:

                  (a) Parent shall assume the Company's obligations under its line of credit with Paragon Commercial Bank as set forth in Section 7.14;

                  (b) Parent shall pay to certain Stockholders who have made loans to the Company for payment of its operational expenses, as documented by promissory notes (the "Operating Notes"), the outstanding balance of such Operating Notes up to a maximum aggregate payment of One Hundred Seventy-Five Thousand Dollars ($175,000);

                  (c) Parent, on behalf of the Surviving Corporation, shall assume responsibility for payment of outstanding accounts payable of the Company as set forth on Schedule 3.6 in an amount not to exceed, when aggregate with the outstanding balance of the Operating Notes, One Hundred Seventy-Five Thousand Dollars ($175,000);

                  (d) Rudolf Wanner (the "Lead Lender") shall make available to Parent a credit facility in an aggregate amount up to Eight Hundred Thousand Dollars ($800,000) subject to the terms and conditions of the Loan Agreement (the "Parent Loan Agreement") in the form attached as Exhibit D; and

                  (e) Parent and the Company will enter into a License Agreement substantially in the form attached as Exhibit E (the "License Agreement"), and the Company and each of Infotech, Airvac and Zevac shall enter into a license agreement thereunder which shall provide for the grant of a conditional license by the Company to Infotech, Airvac and Zevac (the "Conditional License Agreement") in the form of Exhibit E.

                                   ARTICLE II
                                  THE CLOSINGS

         2.1 Initial Closing. At the Initial Closing, in addition to the matters set forth in Article I to occur at the Initial Closing:

                  (a) Parent and the Lead Lender shall execute and deliver Parent Loan Agreement;

                  (b) Parent, Infotech, the Securityholder Agent and the Escrow Agent shall execute and deliver the Escrow Agreement;

                  (c) Parent and the Company shall execute and deliver the License Agreement and the Company and each of Parent, the Company, Infotech, Airvac and Zevac shall execute and deliver the Conditional License Agreement thereunder; and

                  (d)  Each  of  the   Company,   Parent,   Infotech  and  other
Stockholders shall have executed and delivered the other Transaction Documents (other than the Fee Escrow Agreement) to which such Persons are a party.

For purposes of this Agreement "Transaction Documents" shall mean this Agreement, the Escrow Agreement, the Parent Loan Agreement, the Bridge Note, the Non-Competition Agreement, the License Agreement, the Conditional License Agreement, the Fee Escrow Agreement, the Master Purchase Agreements and the Merger Certificate.

         2.2 Subsequent Closing(s). The closings of the transfers of Infotech Shares contemplated by Section 1.6(b) of this Agreement (each a "Subsequent Closing", and together with the Initial Closing, the "Closings") shall take place quarterly on the first day of each quarter following the quarter in which the Initial Closing Date occurs for which Parent has made (or is deemed to have made as provided in Section 1.6(b)) Discounts and Commissions as described in
Section 7.17 in payment of the purchase price of Infotech Shares (or as otherwise agreed by the parties) and, if not all Infotech shares have been purchased, on the sixth (6th) anniversary of the Initial Closing Date (each, a "Subsequent Closing Date"). Subject to the terms of the Escrow Agreement, at each Subsequent Closing, the Escrow Agent shall release to Parent certificates representing the Infotech Shares duly endorsed in blank or accompanied by duly executed stock powers in accordance with the terms of the Escrow Agreement in an amount equal to the portion of the Infotech Share Purchase Price paid (or deemed paid) by Parent with respect to such Subsequent Closing Date, and all remaining Infotech Shares held in escrow on such sixth (6th) anniversary of the Initial Closing Date, if any, will be released from escrow to Parent.

         2.3 Extension of Final Date for Initial Closing. In the event that not all closing conditions set forth in Article IX shall have been satisfied on or before the Final Date (but are otherwise capable of being satisfied), no later than five (5) days prior to such Final Date, the Company shall deliver to Parent an accurate and complete statement of expected cash flows of the Company for the next preceding month reflecting all accounts payable and other costs and expenses to be incurred by the Company which shall be reasonably acceptable to Parent. On or prior to the Final Date, Parent may elect to pay to the Company an amount equal to the amounts payable by the Company as set forth in such statement (the "Extension Fee") to extend the Final Date until September 30, 2002.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Initial Closing Date as follows:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its Business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect on the Company" or "Material Adverse Change of the
Company" means any circumstance, in, or effect on the business of the Company, or any group of the foregoing circumstances, changes or effects, which (a) is or are, or is or could in the future be, materially adverse to the business, operations, assets or liabilities, earnings or results of operations, condition (financial or otherwise) or prospects, or (b) could reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has delivered a true and correct copy of its Certificate of Incorporation (the "Charter") and Bylaws (the "Bylaws"), each as currently in effect, to counsel for Parent.

         3.2 Capital Structure. The authorized capital stock of the Company consists of (i) ten million (10,000,000) shares of Company Common Stock, of which One Million Twenty Thousand Five Hundred Fifty-Eight (1,020,558) shares are issued and outstanding or will be at Closing and (ii) five million (5,000,000) shares of Company Preferred Stock, comprised of one hundred fifty thousand (150,000) shares designated as Series A Preferred Stock, five hundred
(500) shares of which are outstanding, and three hundred thousand (300,000) shares designated as Series B Preferred Stock, one hundred forty thousand (140,000) shares of which are outstanding. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights created by statute, the Charter, or any agreement to which the Company is a party or is bound. All outstanding shares of Company Common Stock and Company Preferred Stock and all other outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws. Other than as set forth in Schedule 3.2, there are no outstanding options, warrants or similar rights to acquire any securities of the Company. Schedule 3.2 also sets forth a complete and accurate list of all issued and outstanding shares of Company Common Stock and Company Preferred Stock, identifying the registered holder thereof and the address of such Stockholder (for purposes of the notice provisions hereof), the price paid for such securities, the acquisition date, and the number of shares, if any, subject to the Company's repurchase option (or similar vesting terms) as of the date of this Agreement and designates such shares of the Company's capital stock that will be converted into the right to receive Parent Stock Consideration. Except as set forth in Schedule 3.2, there are no securities of the Company issued, reserved for issuance, or outstanding.
Schedule 3.2 shall be updated and delivered to Parent in final form immediately prior to the Initial Closing.

         3.3 Obligations With Respect to Capital Stock.

                  (a) Except as set forth in Schedule 3.2, the Company has no commitment or obligation of any kind, either firm or conditional, written or oral, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any shares of the capital stock or other securities of the Company. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of the Company.

                  (b) Except as otherwise contemplated by this Agreement, at or before the Initial Closing, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated.

         3.4 Subsidiaries. The Company has no subsidiaries or affiliated companies, has never had any subsidiaries or affiliated companies, and does not own and has not at any time owned any equity or other interest, directly or indirectly, in any Person.

         3.5 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the other Transaction Documents to which the Company is a party the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and principles of equity. The execution and delivery of this Agreement by the
Company do not, and as of the Initial Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under (any such event, a "Conflict")
(a) any provision of the Charter or Bylaws or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, applicable law to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority, instrumentality, agency or commission of any state, county, local or other jurisdiction (a "Governmental Entity") or any Person (so as not to trigger a Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, orders, declarations or approvals as may be required under applicable state securities laws, and such other consents, waivers, authorizations, filings, orders, declarations, and approvals set forth on Schedule 3.5.

         3.6 Financial Statements.

                  (a) Except as set forth on Schedule 3.6, the Company's (i) statements of income (loss), statements of stockholders' equity (deficit), and statements of cash flow for the fiscal year ended June 30, 2001, (ii) balance sheet at June 30, 2002 (the "Company Balance Sheet"), and (iii) unaudited statements of income (loss), statements of stockholders' equity (deficit), and statements of cash flow for the twelve month period ended June 30, 2002 (all such financial statements, the "Company Financial Statements") are complete and correct in all material respects, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated

(except as expressly indicated therein or in the notes thereto), and accurately and fairly present the financial condition and results of operations of the Company as of the respective dates and for the respective periods indicated, subject, in the case of the unaudited financial statements, to normal year end adjustments.

                  (b) The Company has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the Company Balance Sheet, except for those incurred in the ordinary and usual course of business since the date of the Company Balance Sheet, consistent with past practice and contractual obligations and other liabilities and obligations identified herein or in the schedules hereto. Other than any Operating Notes, the Company's accounts payable were incurred in the ordinary course of business consistent with past practice and are listed in Schedule 3.6, which schedule shall be updated and delivered to Parent two (2) days prior to the Initial Closing.

         3.7 Accounts Receivable. All accounts receivable shown on the Company Balance Sheet (net of reserves indicated on the Company Balance Sheet) or thereafter acquired until the Initial Closing (net of reserves accrued in the ordinary course of business consistent with past practice) arose from valid transactions in the ordinary and usual course of business and are collectible within three months of the date of the transaction, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. None of the accounts receivable of the Company is subject to any claim of offset, recoupment, set-off, or counterclaim, and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. Except as described in Schedule 3.7, no Person has any lien, claim, charge, encumbrance, mortgage, pledge, security interest, restriction, voting trust arrangement, adverse claim or right of any kind (collectively, "Liens") on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

         3.8 Business Changes. Since the date of the Company Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described on Schedule 3.8, the Company has conducted its business only in the ordinary and usual course, consistent with past practice, and, without limiting the generality of the foregoing:

                  (a) The Company has not sustained any damage,  destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Company.

                  (b) There have been no changes in the condition, business, net worth, assets, properties, operations, obligations, or liabilities (fixed or contingent) of the Company which, individually or in the aggregate, have resulted or would reasonably be expected to result (whether before or after the Initial Closing) in a Material Adverse Effect on the Company.

                  (c) The Company has not issued, or authorized for issuance, any equity security, bond, note or other security of the Company. The Company has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

                  (d) Other than pursuant to the Bridge Note, the Company has not incurred any additional debt for borrowed money.

                  (e) The Company has not paid any obligation or liability, or discharged or satisfied any Lien, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet in the ordinary and usual course of the business of the Company, consistent with past practice.

                  (f) The Company has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Company.

                  (g) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock or other securities of the Company.

                  (h) The Company has not mortgaged, pledged, otherwise encumbered or subjected to Lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for Liens for current taxes which are not yet due and payable and purchase money Liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business consistent with past practice.

                  (i) The Company has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, with an individual book value in excess of Ten Thousand Dollars ($10,000), except in the ordinary and usual course of business consistent with past practice, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Company leased or licensed to others, or agreed so to lease or license, any such asset or property, nor has the Company discontinued any product line or the production, sale or other disposition of any of its products or services.

                  (j) The Company has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any Person. The Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business consistent with past practice, and the aggregate amount of all such expenditures and commitments has not exceeded Ten Thousand Dollars ($10,000).

                  (k) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business consistent with past practice (excluding the Operating Notes and agreements under which the obligation of payment or performance has been satisfied in full or which, if not satisfied, do not and will not have a Material Adverse Effect on the Company). The Company has not waived any right of value or cancelled any debts or claims or voluntarily suffered any extraordinary losses other than in the ordinary and usual course of business consistent with past practice.

                  (l) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property, and the Company has not entered into any product development, technology or product sharing, or similar strategic arrangement with any other Person.

                  (m) The Company has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

                  (n) The Company has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries, and benefits at times and rates in effect prior to the date of the Company Balance Sheet.

                  (o) The Company has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees.

                  (p) The Company has not effected or committed itself to effect any amendment or modification of the Charter or Bylaws.

                  (q) The Company has not changed its accounting methods or practices in any material respect (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs).

                  (r) Except as set forth on Schedule 3.8, the Company has not made any loan to any Person, and the Company has not guaranteed the payment of any loan or debt of any Person, except for (i) travel or similar advances made to employees in connection with their employment duties in the usual and ordinary course of business, consistent with past practice and (ii) accounts receivable incurred in the usual and ordinary course of business, consistent with past practice.

                  (s) The Company has not changed the prices or royalties set or charged by the Company.

                  (t) The Company has not  negotiated or agreed to do any of the
things  described  in  the  preceding   clauses  (a)  through  (s)  (other  than
negotiations with Parent regarding the transactions contemplated hereby).

         3.9 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) The Company owns no real property, has never owned any real property and holds no option or other right to purchase any real property.
Schedule 3.9(a) sets forth a true and complete list of all real property currently leased by the Company, the dates of the lease agreements and any amendments thereto and the name of the lessors. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent such default from occurring). Neither the Company's operations on any such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement,  or  classification,  or  pollution  control  ordinance  or statute relating to the particular property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. The Company is not aware of any improvements or corrections that need to be made prior to returning the property to the lessors at the end of the leasing period.

                  (b) The Company holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens except as reflected in the Company Financial Statements.

                  (c) All equipment currently owned or leased by the Company (the "Equipment") is listed in Schedule 3.9(c), except individual pieces of equipment owned by the Company with an individual value of less than Ten Thousand Dollars ($10,000). Except as set forth in Schedule 3.9(c), the
Equipment is (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, reasonable wear and tear excepted, (iv) regularly and properly maintained, and (v) not obsolete, dangerous or in need of material renewal or replacement, except for renewal or replacement in the ordinary course of business.

         3.10 Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in Schedule 3.10:

                           (i) The Company has, and as of the Initial Closing will have, accurately prepared and timely filed all required federal, state, local, and foreign returns, estimates, information statements, and reports (collectively, the "Returns") relating to any and all Taxes of the Company or its operations, and such Returns are true and correct in all material respects and have been completed in accordance with all applicable laws.

                           (ii) As of the Initial Closing, the Company (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal, state, or foreign income Taxes, FICA, FUTA, and other Taxes required to be withheld.

                           (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v) The Company has no liability for unpaid federal, state, local, or foreign Taxes which has not been accrued or reserved against on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise. The accruals for the Taxes of the Company shown on the Company Balance Sheet are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date of the Company Balance Sheet, and no Taxes will be incurred by the Company between that date and the Initial Closing Date, except in the ordinary course of business, consistent with past practice.

                           (vi) The Company has provided or made available to Parent copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company since incorporation.

                           (vii) There are (and as of immediately following the Initial Closing there will be) no Liens of any sort on any asset of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                           (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code (the "Code").

                           (ix) The Company is not a party or bound to, and at the Initial Closing, there will not be any contract, agreement, plan or arrangement, including the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 162, or 404 of the Code.

                           (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xi) The Company has never been a part of a consolidated, combined, or affiliated group of corporations for Tax purposes, is not party to a tax sharing or allocation agreement, nor does the Company owe any amount under any such agreement.

                           (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         3.11  Restrictions  on  Business  Activities.  Except  as set  forth on
Schedule 3.11. there is no agreement (non-competition, field of use or otherwise), judgment, injunction, order or decree binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, except as set forth on Schedule 3.11, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.12 Intellectual Property.

                  (a) For purposes of this Agreement, the following definitions shall apply:

                           (i) "Commercial Software Rights" shall mean packaged commercially available software programs available to the public through retail dealers in computer software which have been licensed to the Company pursuant to an end-user license and which are used in the business of the Company but are in no way a component of the Company's products and related Company Intellectual Property.

                           (ii) "Company Intellectual Property" shall mean any Intellectual Property or Related Technology that is owned by or purported to be owned by, or exclusively licensed to the Company.

                           (iii) "Intellectual Property" means any or all of the following and all rights in, protected, created, arising out of, or associated therewith anywhere in the world: (A) Patent Rights; (B) trade secrets and other proprietary information; (C) copyrights, mask work rights, copyright registrations and applications therefor; (D) all Internet addresses, sites and domain names; (E) all industrial designs and any registrations and applications therefor throughout the world;
         (F) all trademarks, trade names and service marks (registered and unregistered), and trade dress rights, and applications (including intent to use applications) to register any of the foregoing; (G) and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by any of the foregoing.

                           (iv) "Patent Rights" means (A) all patent applications and any inventions disclosed in any of the foregoing patent applications; (B) any and all counterpart United States, international and foreign patent applications and certificates of invention based upon or covering any portion of the foregoing patent applications and inventions; (C) all divisions, continuations, continuations-in-part, and substitutions of any of the preceding patent applications; (D) all foreign or international applications corresponding to any of the preceding applications; (E) all divisions, continuations, continuations-in-part, and substitutions of any of such foreign or international applications described in (D); and (F) all United States, international and foreign patents issuing on any of the preceding applications, including extensions, reissues, re-examinations, continuations, divisionals, continuations-in-part, and rights in respect of utility models or industrial designs.

                           (v) "Registered Intellectual Property" shall mean all United States, international and foreign (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered copyrights and applications for copyright registration; (D) any mask work registrations and applications to register mask works; and (E) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity.

                           (vi) "Related Technology" means any or all of the following and all rights in, protected, created, arising out of, or associated therewith anywhere in the world: (A) all inventions (whether patentable or not), invention disclosures, improvements, know how, technology, technical data; (B) all schematics, drawings, net lists, notes and notebooks, specifications, bills of material, and tooling;
         (C) all computer software, including all source code, object code, firmware, development tools, flow charts, annotations, files, records and data, and all media on which any of the foregoing is recorded; (D) all customer lists; (E) all databases and data collections and all rights therein throughout the world; (F) all documentation relating to any of the foregoing; and (G) any Intellectual Property in, arising out of, or associated with any of the foregoing throughout the world.

                  (b) Schedule 3.12(b) sets forth a complete and accurate list of all Registered Intellectual Property (indicating for each the registration or application number and title thereof) owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property, that challenge or oppose the validity and subsistence of the Company Registered Intellectual Property or the Company's ownership thereof.

                  (c) Except as set forth in Schedule 3.12(c), the Company (i) owns and has good and exclusive title to each item of Company Intellectual Property (other than Intellectual Property owned by a third party that is licensed to the Company pursuant to written agreement and used by the Company within the scope of such license), including all Company Registered

Intellectual  Property listed on Schedule  3.12(b),  free and clear of any Lien,
(ii) has exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof under any license of rights, covenant not to sue, settlement, or other agreement) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used, and (iii) is not party to any contract, license, or agreement (other than those set forth on Schedule 3.12(e)) with respect to any of the Company Intellectual Property. The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership of any of the Company Intellectual Property or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company does not so own or exclusively license any of such Company Intellectual Property.

                  (d) Except as set forth in Schedule 3.12(d), (i) the Company is the exclusive owner of all trademarks, service marks, and trade names used in connection with the operation or conduct of its businesses as currently conducted, including the sale of any products or technology or the provision of any services by the Company, and there has been no prior use of any material Company trademarks, service marks or trade names by any third party that would confer upon such third party superior rights therein; (ii) the Company is the exclusive owner of, and has good and valid title to, all copyrighted works that are the Company's products or other works of authorship which the Company otherwise purports to own; and (iii) to the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                  (e) Except as set forth in Schedule 3.12(e), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person. Schedule 3.12(e) sets forth a complete and accurate list of all licenses, sublicenses, and other agreements pursuant to which any Person is authorized to use any Company Intellectual Property or any trade secret relating to any of the Company's products or its business, and includes the identity of all parties thereto, the title thereof, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof (the "Outbound License Agreements"). The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any such Outbound License Agreement, nor entitle, any other party thereto to terminate or modify any such Outbound License Agreement. Schedule 3.12(e) sets forth a complete and accurate list of all agreements granting to the Company any material right under or with respect to any Intellectual Property other than Commercial Software Rights (collectively, the "Inbound License Agreements", and includes the identity of all parties thereto, the title thereof, a description of the nature and subject matter thereof, and the term thereof. Schedule 3.12(e) also sets forth a complete and accurate list of the amount of any future royalty, license fee or other payments that may become payable by the Company under each such Inbound License Agreements by reason of the use or exploitation of the Intellectual Property licensed thereunder. The rights licensed under each Inbound License Agreement shall be exercisable on and after the Closing to the same extent as by the Company prior to the Closing. No loss or expiration of any material Intellectual Property licensed to the Company under any Inbound License Agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened.

                  (f) Except as set forth in Schedule 3.12(f), the Company Intellectual Property constitutes all of the Intellectual Property and Related Technology used in or, that is needed in order to conduct the businesses of the Company as currently conducted, or as reasonably contemplated to be conducted, including the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of the Company (including products, technology or services currently under development). Except as set forth in Schedule 3.12(f), no Person who has licensed Intellectual Property or Related Technology to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property or Related Technology which has been licensed to the Company.

                  (g) Except as set forth in Schedule 3.12(g), the operation of the business of the Company as currently conducted or as contemplated to be conducted (including the design, development, distribution, marketing, use, import, manufacture, license and sale of the products, technology or services (including products, technology or services currently under development) of the Company), has not and does not infringe upon, misappropriate, violate, dilute or constitute the unauthorized use of, the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under applicable law. The Company has not received notice, nor have any claims been asserted or threatened against the Company (in each case, whether in writing or orally) or, to the knowledge of the Company, any of its customers, from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes, misappropriates, violates, dilutes or constitutes the unauthorized use of, the Intellectual Property of any Person or that the Company has engaged in unfair competition or trade practices under applicable law (nor to the knowledge of the Company is there any basis therefor).

                  (h) Each item of Company Registered Intellectual Property is valid and subsisting, without any qualification, limitation or restriction thereon or on the use thereof, and all necessary registration, maintenance, and renewal fees in connection with such Company Registered Intellectual Property have been paid, and all necessary documents and certificates in connection with Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property. The Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Registered Intellectual Property) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered Intellectual Property.

                  (i) The Company has taken all reasonable steps that are required to (i) protect the Company's rights in the trade secrets and proprietary information of the Company or those provided by any third party to the Company, and (ii) maintain the confidentiality of all information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use ("Other Proprietary Information"), it being understood that "reasonable steps" shall include entering into written proprietary information, confidentiality and assignment agreements with employees, consultants or other third parties having access to the Company's confidential information, trade secrets and Other Proprietary Information. The Company has not disclosed, nor is the Company under any contractual or other obligation to disclose, to another Person any of its trade secrets or other Proprietary Information, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no Person has materially breached any such agreement or undertaking.

                  (j) Except as set forth in Schedule 3.12(j), there are no contracts, licenses or agreements between the Company and any other Person with respect to any Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company.

                  (k)  No  Person  is  misappropriating,   infringing,  diluting
violating or making unauthorized use of any Company Intellectual Property.

                  (l) Except as set forth in Schedule 3.12(l), no Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (m) No (i) product, technology, service or publication of the Company or (ii) material published or distributed by the Company is defamatory, or constitutes false advertising, or otherwise violates such applicable law in a manner that would have a Material Adverse Effect on the Company.

                  (n) Neither this Agreement nor any transactions contemplated by this Agreement will, pursuant to the express terms of any contract or agreement to which the Company is a party, result in the Purchaser's granting any rights or licenses with respect to the Intellectual Property of the Purchaser to any Person.

                  (o) None of the Company's professional services agreements with its end user customers, its agreements with outside consultants for the performance of professional services on behalf of the Company or customer of the Company, nor any agreement or license with any end-user or reseller of the Company's products confers upon any party any ownership right with respect to any Intellectual Property or Related Technology developed in connection with such agreement of license.

                  (p) Schedule 3.12(p) sets forth a complete and accurate list of all of the Software that is owned (in whole or in part) by the Company and that is (i) included in any of the products marketed or distributed by the
Company, (ii) used in the design, development, support or testing of the Company's products or (iii) that is material to the business of the Company (collectively, "Company Software"). The Company Software was either (A) developed by employees of Company within the scope of their employment, (B) developed by independent contractors who have expressly assigned their rights to the Company pursuant to written agreements, or (C) otherwise acquired by the Company from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company. The Company Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company, except for such materials or development environments obtained by the Company from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. No source code of any Company Software has been licensed or otherwise provided to another person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form and all such source code has been safeguarded and protected as trade secrets of the Company. For purposes hereof, "Software" means any and all (w) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (q) Except as set forth on Schedule 3.12(q), each of the Company's Software products performs in all material respects, free of significant bugs or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company acquiring such products. The Company has taken all actions customary in the software industry to document the Software and its operation in a clear and professional manner. The Company Software is free of any disabling codes or instructions, and any virus or other intentionally created, undocumented contaminant, that may, or may be used to, access, modify, delete, damage or disable any of internal computer systems (including hardware, software, databases and embedded control systems) of the Company. The Company has taken all reasonable steps to safeguard such systems and restrict unauthorized access thereto.

                  (r) The Company has not breached or violated in any material respect the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company has a valid right to use such Commercial Software Rights under such licenses and agreements. The Company is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or agreement relating to the Commercial Software Rights. No claims with respect to Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any Person against the Company in connection with any Commercial Software Right. To the knowledge of the Company, there is no material unauthorized use, infringement, or misappropriation of any Commercial Software Right by the Company or any employee or former employee of the Company. No Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by the Company.

         3.13 Agreements, Contracts and Commitments. Except as required by applicable law, contemplated by this Agreement, or as set forth on Schedule 3.13, the Company is not a party to, and is not bound by:

                  (a) any collective bargaining agreements;

                  (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (c) any stock option or stock purchase plan or arrangement, stock appreciation, bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                  (d) any agreement, contract, or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise;

                  (e) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company not terminable by the Company on thirty (30) days notice without liability;

                  (f) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (g) any fidelity or surety bond or completion bond;

                  (h) except as listed on Schedule 3.13(h), any agreement or group of related agreements for the lease of personal property having a value individually in excess of Ten Thousand Dollars ($10,000) to or from any Person;

                  (i) any agreement of indemnification or guaranty;

                  (j) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any Person;

                  (k) any agreement relating to the purchase of materials or capital expenditures and involving future payments not incurred in the ordinary and usual course of business, consistent with past practice;

                  (l) except as listed on Schedule 3.13(l), any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Company or extension of credit to the Company;

                  (m) except as listed on Schedule 3.13(m), any agreement concerning confidentiality;

                  (n) any construction contracts;

                  (o)  any   distribution,   joint   marketing  or   development
agreement;

                  (p) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

                  (q) to the extent not reported on the Company Balance Sheet, any other agreement that involves payment by the Company not incurred in the ordinary and usual course of business, consistent with past practice or which is not cancelable without penalty within thirty (30) days.

The Company has not breached, violated, or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 3.12(c),  Schedule  3.12(d),  Schedule  3.12(e),  Schedule 3.12(f),  or
Schedule 3.13 (any such agreement, contract or commitment identified on any of the foregoing Schedules, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.13, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

         3.14 Employees; Compensation. Schedule 3.14 constitutes a full and complete list of all current directors, officers, employees (full-time or part-time) or consultants of the Company, specifying their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in the prior fiscal year and from the beginning of the current fiscal year through the date of the Company Balance Sheet, and the basis of such compensation, whether fixed or commission or a combination thereof. Except as otherwise disclosed on Schedule 3.14, since the date of the Company Balance Sheet, there has been no material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any such director, officer, employee or consultant of the Company, or any change in compensation either material in amount or other than in the ordinary and usual course of business to any other director, officer, employee or consultant of the Company.

         3.15 Employee Matters and Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.15(a)(i) below (which definition shall only apply to this Section 3.15), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate shall mean any Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                           (iii)  "Company  Employee  Plan"  shall  refer to any
         plan, program, policy, practice, contract, agreement or other arrangement excluding those required by applicable law, providing for bonuses, compensation, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded, including each

         "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee", and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                           (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract or any of their amendments, whether written or unwritten and whether or not legally binding, between the Company or any Affiliate and any Employee or consultant;

                           (vi) "IRS" shall mean the Internal Revenue Service;

                           (vii) "Multiemployer Plan" shall mean any "Pension Plan" which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                           (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

                  (b) Employer Plans. Schedule 3.15(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by applicable law or to conform any such Company Employee Plan or Employee Agreement to the requirements of applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

                  (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto, copies of all forms of agreement and enrollment used therewith, and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) all taxing or other Governmental Entity opinions, notifications, or determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from any taxing or other Governmental Entity with respect to any Company Employee Plan, including the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) all material agreements and contracts relating to each Company Employee Plan, including administrative service agreements, group annuity contracts and group insurance contracts; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vii) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; and (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

                  (d) Employee Plan Compliance. Except as set forth on Schedule 3.15(d), (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan, each Employee Agreement and each Company Employee Plan and each Employee Agreement has been established and maintained in accordance with its terms and in material compliance with all applicable law, including ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan or under any Employee Agreement; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Initial Closing in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by any Governmental Entity with respect to any Company Employee Plan or any Employee Agreement; (vi) neither the Company nor any Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan or any Employee Agreement; and (vii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Company Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that would reasonably be expected to affect the qualified status of such Company Employee Plan.

                  (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. The Company has no retirement or pension plans other than as set forth on Schedule 3.15(e).

                  (f)   Multiemployer   Plans.   At  no  time  has  the  Company
contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) No  Post-Employment  Obligations.  Except  as set forth in
Schedule 3.15(g), no Company Employee Plan and no agreement with any employee provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and the Company has never legally committed to provide such Employee(s) with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Company Balance Sheet, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation (for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee), and no gratuitous payments have been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

                  (h) Effect of Transaction.

                           (i) Except as set forth on Schedule 3.15(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) Except as set forth on Schedule 3.15(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (i) No Violations. The Company has not violated any of the health care continuation requirements of Section 4980B(f) of the Code (and Sections 600-608 of ERISA) or any similar provisions of any other applicable law regarding its Employees.

                  (j) Employment Matters. The Company is in material compliance with all applicable law respecting health and safety, employment, employment practices, employment discrimination, immigration or other applicable laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to Employees. The Company has not received any notice in writing from any Governmental Entity, and there has not been asserted in writing before any Governmental Entity, any claim, action, or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the knowledge of the Company, threatened in writing, any investigation or hearing concerning the Company arising out of or based upon any such applicable law or practices. The Company has withheld all amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to Employees or other Persons who by virtue of their activities performed on behalf of the Company or Affiliate may be deemed employees within the meaning of applicable law. The Company is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing or liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (k) Labor. No work stoppage or labor strike against the Company is pending or threatened. The Company is not involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. The Company has not engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. The Company is not presently, nor has the Company been in the past, a party to, or bound by, any collective bargaining agreement negotiated with its Employees. No collective bargaining agreement is being negotiated by the Company.

         3.16 Business Practices. Neither the Company, nor to the knowledge of the Company, no officer, agent, or employee of the Company has paid any bribe or provided services in order unlawfully to obtain advantage for any Person or otherwise taken any action that would result in a violation of the United States Foreign Corrupt Practices Act of 1977 or any similar applicable law for the Company or any employee, agent, or affiliate thereof.

         3.17 Related Party Transactions. Except as set forth in Schedule 3.17, no officer, director, or Stockholder (nor any parent, sibling, son, daughter, or spouse of any of such Persons, or any Person in which any of such Persons has an economic interest), has, directly or indirectly, (a) an economic interest in any Person which furnishes or sells services or products that the Company furnishes or sells, or proposes to furnish or sell, (b) an economic interest in any Person that purchases from or sells or furnishes to the Company any goods or services, or (c) a beneficial interest in any Contract; provided, however, that no officer, director, or stockholder the Company shall be deemed to have such an interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or quoted on The Nasdaq Stock Market.

         3.18 Compliance with Applicable Law; Governmental Authorization. The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any applicable law, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company. Schedule 3.18 lists each material federal, state, county, local, or foreign governmental consent, license, permit, grant, or other authorization issued to the Company (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (collectively, the "Company Authorizations"), which Company Authorizations are in full force and effect.

         3.19 Litigation. Except as set forth in Schedule 3.19, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of the Company, none have been threatened in writing against the Company. The Company is not subject to any order, writ, injunction or decree of any Governmental Entity, arbitration panel or other tribunal.

         3.20 Insurance. Schedule 3.20 lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers, and directors of the Company as well as all claims made under any insurance policy by the Company since incorporation. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds. To the knowledge of the Company, such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company in the jurisdictions in which the Company operates. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. The Company has never been denied insurance coverage nor has any insurance policy of the Company ever been cancelled for any reason.

         3.21 Bank Accounts. Schedule 3.21 constitutes a full and complete list of all the bank accounts of the Company, together with the names of the Persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         3.22 Environmental Matters.

                  (a) Hazardous Material. The Company has not (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present, as a result of the deliberate actions of the Company on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials in violation of any applicable law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, the "Hazardous Materials
Activities") in violation of any applicable law promulgated to prohibit, regulate, or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances, and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous

Materials Activity of the Company. The Company is not aware of any fact or circumstance which would reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         3.23 Brokers and Finders. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, or any other Transaction Document or any transaction contemplated hereby or thereby.

         3.24 Certain Advances. There are no receivables of the Company owing by directors, officers, employees, consultants or stockholders of the Company, or owing by any affiliate of any director or officer of the Company, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses, consistent with past practice except as set forth in Schedule 3.24.

         3.25 Minute Books; Books and Records. The minute books of the Company provided to counsel for Parent contain a summary that is accurate and complete in all material respects of all meetings of directors and stockholders and reflect all other material corporate actions taken by the directors and stockholders of the Company since the time of the Company's incorporation. The books and records of the Company (a) are accurate in all material respects and
(b) are in the Company's possession or under its control.

         3.26 Product Warranties; Defects; Liabilities. Each product manufactured, sold, licensed, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties except where the failure to be in such conformity would not have a Material Adverse Effect on the Company. The Company has no liability, and to the knowledge of the Company, there is no current reasonable basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability, for replacement or repair of such products or other damages in connection therewith. Except as set forth in Schedule 3.26, no product manufactured, sold, licensed, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law. Schedule 3.26 includes a copy of the Company's standard terms and conditions of sale, license or lease.

         3.27 No Changes In Equity Interests. The Company has not effected or entered any agreement to effect any of the following transactions: (a) accelerated the exercise or conversion date or otherwise modified the terms of any outstanding warrant, option, or convertible security, (b) issued any shares of the Company's capital stock, (c) granted any new stock options or issued any bonus shares of the Company's capital stock to any employee, (d) induced conversion or exercise of any outstanding securities, (e) repurchased or exchanged any outstanding equity securities, or (f) otherwise affected any material change in the equity interests of the holders of the Company's outstanding securities.

         3.28 Representations Complete. None of the representations or warranties made by the Company in this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, nor omits, nor will it omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, misleading.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         4.1 Organization of Parent. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub, respectively. For purposes of this Agreement, a "Parent Material Adverse Effect" or "Parent Material Adverse Change" means any circumstance, in, or effect on the business of Parent, or any group of the foregoing circumstances, changes or effects, which (a) is or are, or is or could in the future be, materially adverse to the business, operations, assets or liabilities, earnings or results of operations, condition (financial or otherwise), or (b) could reasonably be expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         4.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and principles of equity. The Shares issued pursuant to this Agreement, will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and nonassessable and will be free of any Liens other than any Liens created by or imposed upon the holders thereof or by this Agreement; provided, however, that the Shares issued hereunder will be subject to restrictions on transfer set forth herein and under applicable federal and state securities laws.

                                    ARTICLE V
                    SECURITIES ACT COMPLIANCE; REGISTRATION;
                              TRANSFER RESTRICTIONS

         5.1 Securities Act Exemption. Parent Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemption set forth in Section 4(2) thereof. Prior to the Initial Closing Date or a Subsequent Closing Date, each Stockholder as applicable, shall have provided Parent such information regarding such holder's financial and investment background and investment intent as Parent may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act, including the Stockholder Statement.

         5.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT
         REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         5.3 Registration. (a) Definitions. For purposes of this Section 5.3:

                           (i) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.

                           (ii) Registrable Securities. The term "Registrable Securities" means: (1) all shares of Parent Common Stock constituting Parent Stock Consideration and all shares of Parent Common Stock issued in consideration of certain loans to Parent pursuant to the Parent Loan Agreement (collectively, the "Purchase Shares"), and (2) any shares of Parent Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchase Shares; excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section
         5.3 are not assigned in accordance with Section 5.3(g), (ii) any Registrable Securities sold in a public offering pursuant to a
         Registration Statement filed with the SEC or sold to the public pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"); or (iii) any Registrable Securities held by an individual Holder representing less than 1% of outstanding Parent Common Stock which may be sold in the public market in a three-month period without registration under the Securities Act pursuant to Rule 144.

                           (iii) Prospectus. The term "Prospectus" means the prospectus included in any Registration Statement filed pursuant to the provisions of this Section 5.3 (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (iv) Holder. The term "Holder" means initially, any Stockholder, and any person owning of record Registrable Securities. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any calculations with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder."

                           (v) SEC. The term "SEC" means the U.S. Securities and Exchange Commission.

                  (b) Registration.

                           (i) Parent shall use its best efforts to cause a registration statement covering the Registrable Securities for which the Holders thereof have complied with Section 5.3(d) (a "Required Registration") to be filed with the SEC on or before one hundred twenty
         (120) days after the Initial Closing (the "Required Filing Date"), the same to be declared effective by the SEC as promptly as practicable after such filing, subject to the provisions hereof. After the registration statement shall be declared effective by the SEC, such registration statement shall be maintained effective until all such Registrable Securities are sold under such registration statement or could be sold under Rule 144 in a single ninety (90)-day period, (the "Final Sale Date"), or such shorter period when all Registrable Securities included therein have been sold. Parent shall be obligated to effect only one (1) such registration hereunder.

                           (ii) Parent may defer the filing (but not the preparation) of a registration statement pursuant to a Required Registration until a date not later than one hundred twenty (120 days) after the Required Filing Date if at the time of the Required Filing Date, Parent or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement, and the Board of Directors of Parent determines in good faith that such disclosure would be materially detrimental to Parent and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities. A deferral of the filing of a registration statement pursuant to this Section 5.3(b)(ii) shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 5.3(b)(ii), Parent shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Holder a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent stating (i) that Parent is deferring such filing pursuant to this Section 5.3(b)(ii) and (ii) a general statement of the reason for such deferral and an approximation of the anticipated delay. Parent shall give written notice to the Holders immediately after the reason for deferring the filing of the registration statement has ceased to exist. Parent may defer the filing of a particular registration statement pursuant to this Section 5.3(b)(ii) up to twice, and may not defer its obligation to file any registration statement in this manner more than once in any twelve (12) month period.

                  (c) Obligations of Parent. Pursuant to the obligations of Parent set forth in Section 5.3(b) to use its best efforts to effect the registration of any Registrable Securities, Parent shall:

                           (i) Prepare and file with the SEC the Registration Statement as provided in Section 5.3(b), which Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                           (ii) Use its best efforts to cause such Registration Statement to become effective and to remain effective until the earlier of the sale of all Registrable Securities and the Final Sale Date.

                           (iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Effective Period.

                           (iv) Furnish to Holders such reasonable number of copies of a Prospectus in conformity with the requirements of the Securities Act, and such other documents as reasonably requested to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                           (v) Use Parent's best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as shall be reasonably requested by Holders, provided that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (vi) Notify Holders promptly (A) of any request by the SEC or any other Governmental Entity during the period of effectiveness of the Registration Statement for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (B) of the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (C) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (C) of the happening of any event which makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (E) of Parent's determination that a post-effective amendment to the Registration Statement would be appropriate.

                           (vii) Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from Parent (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that Parent's Board of Directors believes, in good faith, requires additional disclosure of material, non-public information by Parent in the registration statement that Parent's Board of Directors, with the advice of counsel, believes it has a bona fide business purpose for preserving confidentiality or that renders Parent unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect at any relevant time (the "Rules and Regulations") that would result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Prospectus issued under the registration statement, any Prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that Parent (1) shall not issue a Suspension Notice more than twice in any twelve (12) month period, (2) shall use its best efforts to remedy, as promptly as practicable, but in any event within ninety (90) days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) shall not issue a Suspension Notice for any period during which Parent's executive officers are not similarly restrained from disposing of shares of the Common Stock. Upon receipt of a Suspension Notice from Parent, the Final Sale Date shall be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from Parent of copies of Prospectus supplements or amendments prepared by or on behalf of Parent (which Parent shall prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by Parent, the Holders will deliver to Parent all copies in their possession of the Prospectus covering such shares current at the time of receipt of any Suspension Notice.

                           (viii) Parent shall pay all reasonable expenses, other than underwriting discounts and brokers commissions and legal counsel (except one counsel selected by and representing Parent), incurred in connection with the Required Registration.

                  (d) Furnish Information; Compliance with Covenants. It shall be a condition precedent to the obligations of Parent to take any action (i) pursuant to Section 5.3(b) that each Holder shall furnish to Parent such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as Parent may reasonably request to timely effect the registration of Holder's Registrable Securities, and (ii) pursuant to this Section 5.3 in its entirety, that each Holder comply with the restrictions on transfer set forth in Section 5.4.

                  (e) "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested in writing by Parent or the managing underwriter(s) of securities of Parent and in connection with a public offering of securities by Parent, sell or otherwise transfer or dispose of any Registrable Securities or any shares of capital stock of Parent then owned by such Holder for up to ninety (90) days following the effective date of the Registration Statement for such underwritten offering. In order to enforce the foregoing covenant, Parent shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction).

                  (f) Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under this Section 5.3 may be assigned only to a party who acquires from Holder at least 10,000 shares of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends) or as a distribution made by a Holder which is a partnership to the limited partners of such Holder of Registrable Securities; provided, however that no party may be assigned any of the foregoing rights until Parent is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Parent as to which the rights in question are being assigned; provided, further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Section 5.3.

                  (g) Notices. Any request, communication, or other notice required or permitted under this Section 5.3 will be in accordance with Section 11.1, provided that all such notices and other communications under this Section
5.3  shall be given to a Holder  at the  address  for such  Holder  set forth on
Schedule 3.2.

                  (h) Amendment or Waiver. Any provision of this Section 5.3 may be amended and the observance thereof may be waived, only with the written consent of Parent and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 5.3(i) shall be binding upon each Holder, each permitted successor or assignee of such Holder and Parent.

         5.4 Additional Restrictions on Transfer.

                  (a) In addition to the other restrictions on transfer set forth under applicable law and except as provided in Section 5.4(c), no Stockholder who will receive Parent Stock Consideration may sell, transfer, assign or otherwise encumber (each, a "Transfer") such Parent Common Stock except in the following amounts specified for the dates indicated:

                           (i) During the first ninety (90) days following declaration of effectiveness by the SEC of a registration statement filed by Parent pursuant to Section 5.3, up to a maximum amount of (A) one-third (1/3) of the total number of shares of Parent Common Stock received by such Stockholder pursuant hereto;

                           (ii) During the next consecutive calendar quarter following the period described in (i) above, up to a maximum amount of an additional one-third (1/3) of the total number of shares of Parent Common Stock received by such Stockholder pursuant hereto; and

                           (iii) During the next consecutive calendar quarter following the period described in (ii) above, up to a maximum amount of an additional one-third (1/3) of the total number of shares of Parent Common Stock received by such Stockholder pursuant hereto.

                  (b) On or before the making of any Transfer, a holder making such Transfer shall notify Parent in writing of the date of the proposed Transfer and number of shares of Parent Common Stock involved. Parent shall instruct its transfer agent not to permit Transfers except in accordance with this Agreement.

                  (c) The restrictions set forth in Section 5.4(a) shall not apply to shares of Parent Common Stock owned by Infotech (but Section 5.4(b) shall apply to Infotech).

         5.5 Stock Legend. In addition to any legends set forth in Section 5.2, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement will bear a restrictive legend, stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT WITH THE COMPANY REGARDING TRANSFERS OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY. THEY MAY NOT BE ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         6.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Initial Closing, the Company agrees (except to the extent that Parent shall otherwise consent in writing or as contemplated by this Agreement), to carry on its business in the usual and ordinary course in the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform all other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that the Company's goodwill and ongoing businesses shall not be impaired in any material respect at the Initial Closing. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any event which could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

                  (a) Accelerate, amend or change the period of exercisability of any outstanding Company capital stock subject to vesting or authorize cash payments in exchange for any such outstanding stock;

                  (b) Enter into any commitment or transaction not in the ordinary course of business;

                  (c) Transfer to any Person any rights to any Company Intellectual Property Rights;

                  (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products of the Company;

                  (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the agreements set forth or described in the Company Schedules;

                  (f) Commence any litigation except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into a established in connection herewith;

                  (g) Declare, set aside, or pay any dividends on or make any other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock, except upon termination of employment at cost;

                  (h) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Company's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or change any pricing of such subscriptions, rights, warrants or options to acquire or other agreements or commitments, except for options to purchase Company Common Stock granted to employees of the Company or the issuance of Company Common Stock upon the exercise or conversion of options outstanding as of the date hereof or granted prior to the Initial Closing Date;

                  (i) Purchase or redeem any shares of the Company's outstanding capital stock;

                  (j) Cause or permit any amendments to the Charter or Bylaws or similar governing documents of the Company;

                  (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of Five Thousand Dollars ($5,000) in the case of a single transaction or in excess of Ten Thousand Dollars ($10,000) in the aggregate in any thirty (30) day period;

                  (l) Sell, lease, license, or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (m) Other than pursuant to the Bridge Note, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others which indebtedness will be repaid and all obligations satisfied on or before Initial Closing, other than the transactions contemplated in this Agreement;

                  (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof or payments required by applicable law;

                  (o) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any bonus or other non-salary remuneration to any director or employee (other than standard sales commissions), or increase the salaries or wage rates of its employees, other than regularly scheduled increases for employees in the ordinary and usual course of business, consistent with past practice;

                  (p) Hire or involuntary terminate any director, officer or employee;

                  (q) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (r) Pay, discharge or satisfy, in an amount in excess of Five Thousand Dollars ($5,000) in any one case or Ten Thousand Dollars ($10,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary and usual course of business, consistent with past practice, subsequent to the date of the Company Balance Sheet or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

                  (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, provided that Parent shall not unreasonably withhold its consent to any of the foregoing;

                  (t) Enter into any strategic alliance, joint development or joint marketing agreement; or

                  (u) Take, or agree orally or in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (t) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                   ARTICLE VII
                       ADDITIONAL AGREEMENTS AND COVENANTS

         7.1 Stockholder Approval. The Company will promptly take all action necessary in accordance with the DGCL, the Charter and the Bylaws to seek the approval by the Stockholders of the Merger, this Agreement and the transactions contemplated hereby. The Company agrees to use all commercially reasonable efforts and to take all action reasonably necessary or advisable to secure the necessary votes or written consents required by the DGCL and this Agreement to effect the Merger. Parent and Merger Sub will use reasonable efforts to cooperate with the Company in the preparation of a proxy statement for use in connection with the solicitation of the vote at a meeting or the Stockholders of the Company or a written consent from the Stockholders with respect to approval of the Merger.

         7.2 Access to Information. The Company shall afford Parent and its accountants, counsel, and other representatives reasonable access during normal business hours during the period prior to the Initial Closing to (a) all of its properties, books, contracts, commitments, and records, and (b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this agreement or otherwise shall affect or be deemed to limit the effect of any representation or warranty of the Company or Parent contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

         7.3 Confidentiality. Except as may otherwise be agreed by the Company and Parent in writing, from the date hereof to and including the Initial Closing Date, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties contained herein, information concerning the other parties and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, without the consent of the party providing such information, except such information as is or becomes (a) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

(c) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, each party hereto and its respective directors, employees, agents and advisors shall not (i) use to its commercial advantage any information concerning the other parties obtained directly or indirectly from such parties during the course of negotiations of the transactions contemplated herein concerning products, customers or other information of the other parties hereto, which reasonably could be presumed to be proprietary and confidential, or (ii) disclose any such information to any third party (except such information as is or becomes (a) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof); and all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies, reproductions, abstracts and summaries thereof which may have been prepared. This Section 7.3 shall survive termination of this Agreement.

         7.4 Public Disclosure. Unless otherwise required by applicable law, prior to the Initial Closing, no disclosure of the subject matter of this Agreement shall be made by the Company or the Stockholders unless approved by Parent prior to release.

         7.5 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for Parent and otherwise in connection with transactions contemplated hereby. All of such consents and approvals required by the Company are set forth in Schedule 3.5.

         7.6 Legal Conditions. Each of Parent and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the transactions contemplated hereby. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or any exemption by, any Governmental Entity, or other Person, required to be obtained or made by such party or its subsidiaries in connection with the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement.

         7.7 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         7.8 Additional Documents and Further Assurances. Each party hereto shall use all reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         7.9 Notification of Certain Matters. The Company shall give prompt notice to Parent of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Initial Closing except as contemplated by this Agreement (including the schedules hereto) and (b) any failure of the Company or the Stockholders, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         7.10 Implementation of Representations and Warranties. The Company shall take all reasonable action necessary to render accurate as of the Initial Closing its representations and warranties contained in this Agreement, and the Company shall refrain from taking any action which would render inaccurate as of the Initial Closing any such representations or warranties.

         7.11 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Initial Closing or the termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (a) solicit or encourage submission of any Acquisition Proposal by any Person (other than Parent and its affiliates, agents, and representatives) or (b) initiate or participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company to, or otherwise cooperate with, assist or facilitate, or enter into any agreement or understanding with, any Person (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company of any shares of its capital stock. The Company will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Initial Closing or the termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any Person (other than Parent).

         7.12 Termination of 401(k) Plan. Upon the request of Parent, the Company agrees to terminate its 401(k) retirement savings plan on the day before the Initial Closing. Parent shall receive evidence from the Company that the Company's 401(k) Plan has been terminated pursuant to the terms of such 401(k) plan and as set forth in the resolutions of each such Person's board of directors (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Initial Closing.

         7.13 Employee Benefit Plans. Following the Initial Closing, Parent shall use all commercially reasonable efforts, under each of Parent's Employee Benefit Plans (as such term is defined in Section 3(3) of ERISA), to grant employees of the Company with full credit for years of service with the Company for all purposes for which such service is recognized under Parent's Employee Benefits Plans including eligibility to participate and vesting; provided, however, such service with the Company shall be determined, at Parent's sole discretion, either by utilizing the Company's payroll records or pursuant to the service crediting records of the comparable Company Employee Benefit Plan. Notwithstanding the foregoing, none of the provisions contained herein shall operate to duplicate any benefit provided to any Company employee or the funding of such benefit.

         7.14 Line of Credit. The Company shall obtain written authorization from Paragon Commercial Bank that Parent assume the Company's line of credit in the amount of Five Hundred Thousand Dollars ($500,000). Parent shall provide to Paragon Commercial Bank, as security for such line of credit, collateral deemed adequate in its discretion such that the Stockholders currently guaranteeing the Company's obligations under such line of credit will be released from such guaranty obligations contemporaneously with Initial Closing.

         7.15 Loan to the Company. Concurrently with the execution and delivery of this Agreement, Infotech (the "Bridge Lender") shall assume the obligations of the Company to Rudolf Wanner pursuant to that certain promissory note to Rudolf Wanner by the Company for repayment of a loan in the principal amount of up to Two Hundred Thousand Dollars ($200,000) (the "Bridge Note") in the form attached as Exhibit F.

         7.16 License Agreement. The Company and Parent shall execute and deliver the License Agreement and each of Parent, Company, Infotech, Airvac and Zevac will execute and deliver the Conditional License Agreement granted in connection therewith.

         7.17 Discount Agreement; Commissions.

                  (a) Parent shall enter into amendments with respect to, and assume the obligations of the Company under, each of the Master Purchase Agreements between the Company and each of Infotech, Airvac and Zevac as in effect on the date hereof (the "Master Purchase Agreements") for the remaining terms of such Master Purchase Agreements, pursuant to which Parent shall increase the discount made to the customers under such agreements for the products listed in Schedule 7.17 from a gross margin of 49% to a gross margin of 38% (the "Discount").

                  (b) (i) Parent shall pay to Infotech for the benefit of each of the parties to the Master Purchase Agreements a commission on sales to Persons other than Infotech, Airvac and Zevac and their respective affiliates of the products identified in this
Section 7.18(b) in amount equal to the percentage of the net sales price for such products identified in (ii) below (the "Commissions"). Such commissions shall be payable to Infotech in quarterly installments, due and payable within thirty (30) days after the end of each calendar quarter, and based on the applicable percentage of net sales for such product during such quarter. Infotech shall act as agent for Airvac and Zevac with respect to the collection of such payments.

                           (ii)  In the  case  of each  product  listed  in this
         Section 7.17(b)(ii), the commission payable by Parent to Infotech, Airvac and Zevac shall be equal to (A) five percent (5%) of the net sales price for such product for any sales during the period from the Initial Closing and continuing until the third (3rd) anniversary of the Initial Closing Date, and (B) three (3%) of the net sales price for such product for any sales during the period from the third (3rd) anniversary of the Initial Closing Date and continuing until the sixth
         (6th) anniversary of the Initial Closing Date; provided, however, that for the purposes of calculation of commission, in the case of Fireview I Color Camera Model number (Company Part #9100) and the Fireview 1-MMonochrome Camera Model number (Prototype), the minimum sales price for such products shall be deemed to be Four Hundred Dollars ($400), and in the case of Fireblox 1 and Fireblox 2, the minimum sales price for such products shall be deemed to be Five Hundred Dollars ($500). There shall be no aggregate maximum limit of commissions payable under this Section 7.17. No commissions shall be payable for any sales of such products following the sixth (6th) anniversary of the Initial Closing Date. The commissions described in this Section 7.17(b)(ii) apply to the following products:

                  Fireview I Color Camera Model number (Company Part #9100)

                  Fireview 1-M Monochrome Camera Model number (Prototype)

                  Fireblox 1

                  Fireblox 2

                  FirePower Amplifier

and future products developed and sold by the Company prior to the sixth (6th) anniversary of the Initial Closing Date that both (A) have essentially the same functionality as one of the Company's products listed above or be an improvement thereon and (B) at least sixty percent (60%) of which is derived from Company Intellectual Property as of the date hereof.

                           (iii) With respect to the General Purpose Smart Camera with Parent Software; if non-recurring engineering ("NRE") development dollars (which shall constitute non-recurring engineering funds provided to develop or upgrade a specific product for a customer, and which shall include such funds paid by National Instruments) of at least One Hundred Fifty Thousand Dollars ($150,000) are obtained by the Company or Parent on or before the first anniversary of the Initial Closing Date, the commission payable by Parent to Infotech for the benefit of Infotech, Airvac and Zevac shall be equal to (A) and aggregate of two and one-half percent (2.5%) of the net sales price for such product for any sales during the period from the Initial Closing and continuing until the third (3rd) anniversary of the Initial Closing Date and (B) an aggregate of one and one-half percent (1.5%) of the net sales price for such product for any sales during the period from the third (3rd) anniversary of the Initial Closing Date and continuing until the sixth
         (6th) anniversary of the Initial Closing Date. No commissions shall be payable for any sales of such products following the sixth (6th) anniversary of the Initial Closing Date. If NRE development dollars for a General Purpose Smart Camera of at least One Hundred Fifty Thousand Dollars ($150,000) are not obtained by the Company or Parent on or before the first anniversary of the Initial Closing Date, no commissions shall be payable on such products.

                  (c) Each quarter, Parent shall deliver to Infotech a statement (the "Commission Statement") setting forth a list of the sales of the products set forth in clause (b) and the calculation of the Commissions due thereon, together with the applicable Commission payment specified. If Infotech disagrees with Parent's calculation of Commissions and/or the sales reflected in the Commission Statement, Infotech may, within thirty (30) business days after delivery of the Commission Statement, deliver a notice to Parent disagreeing with Parent's calculation of disputed items, and specifying those items as to which Infotech disagrees and the basis for such disagreement in reasonable detail. The resolution of any such dispute shall be as set forth in Section
11.11. In the absence of any notice of dispute delivered to Parent within such time period, Infotech shall be deemed to have agreed with such Commission Statement. In addition, Infotech shall have the right during the period specified in clause (b) for which Commissions are to be paid by Parent, upon reasonable notice made to Parent and at the cost of Infotech (except as described below), to examine such records of Parent reasonably relating to products sales for which Parent is or could be obligated to pay Commissions. If the examination determines that the Commission Statement understated the Commissions owed for the period specified to Infotech, Airvac or Zevac by more than 10% in the aggregate, Parent shall pay, in addition to the additional amount of Commissions owed, an amount equal to the expenses reasonably incurred by Infotech in performing the examination of records.

                  (d) The difference in price resulting from the increase of the Discount as described in Section 7.17(a) and the Commissions payable pursuant to
Section 7.17(b) shall be credited toward the Infotech Share Purchase Price; provided; however, that such Discounts and Commissions not actually made or paid by Parent to satisfy Infotech's, Airvac's and Zevac's indemnification obligations pursuant to Article IX shall be deemed to made or paid for purposes of paying the Infotech Share Purchase Price.

         7.18 Voting Agreement; Board Observer. (a) From the Initial Closing until Infotech no longer beneficially owns any Infotech Shares, Infotech shall vote all Infotech Shares (including any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected after the Initial Closing with respect to the Infotech Shares) on all matters for which Infotech is entitled to vote the Infotech Shares, whether at a meeting or by written consent or otherwise, in the manner as directed by Parent, and Infotech shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise, and including attendance at meetings or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) in order to carry out purposes of the foregoing. Infotech hereby constitutes and appoints Parent, acting through its board of directors (the "Proxy Holder"), its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Surviving Corporation's stockholders called for any and all purposes, or to execute a written consent of stockholders in lieu of any such meeting, all Infotech Shares as of the date of such meeting or written consent. Such proxy shall include the power to vote on any and all matters for which Infotech is entitled to vote the Infotech Shares or provide written consent with respect to the Infotech Shares. The proxy and power of attorney herein granted shall be irrevocable and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Infotech. Infotech shall not grant any proxy to any Person which conflicts with the proxy granted herein, and any attempt to do so shall be void. If Infotech fails for any reason to vote the Infotech Shares in accordance with this Section 7.18, then Proxy Holder shall have the right to vote the Infotech Shares at any meeting of the Surviving Corporation's stockholders and in any action by written consent in lieu of such meeting in accordance with the provisions of this Section 7.18. The vote of Proxy Holder shall control in any conflict between its vote of such shares and a vote by Infotech of such shares.

                  (b) The Surviving Corporation will permit one (1) representative of Infotech (the "Observer") to attend all meetings of the Surviving Corporation's Board of Directors (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Infotech, concurrently with the members of the Surviving Corporation's Board of Directors, and in the same manner, notice of any such meeting; provided, however, that a majority of the Board of Directors shall have the right, after deliberation in a closed session in which they can exclude the Observer, to exclude the Observer from portions of meetings of the Board of Directors and/or omit to provide the Observer with certain information:

                           (i)  If  such   meeting   or   information   involves
         information or analysis which would pose a material conflict of interest for Infotech;

                           (ii) In the event that the Board of Directors intends to discuss or vote upon or distribute any materials with respect to any matter in which Infotech has a material business or financial interest (other than by reason of its interest as a stockholder of the Surviving Corporation);

                           (iii) If the Board of Directors intends to discuss or vote upon or distribute materials relative to a matter involving a strategic relationship with a third party and where the presence of the Observer during such discussion or vote, or the Observer's receipt of such materials would, in the opinion of the Surviving Corporation's legal counsel, result in a breach of the fiduciary obligations of the Board of Directors to the Surviving Corporation and/or its stockholders; or

                           (iv) If access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Surviving Corporation and its counsel.

The Observer agrees to hold in confidence and trust and not use or disclose any confidential or proprietary information provided to or learned by Observer in connection with its rights under this Section 7.18, except as permitted by
Section 7.3. The observer rights described in this Section 7.18 shall terminate and be of no further force and effect upon the earlier of (i) the date on which Infotech no longer beneficially owns the Infotech Shares, which date shall be no later than the sixth (6th) anniversary of the Initial Closing Date and (ii) the consummation of the sale, transfer or other disposition of all or substantially all of the Surviving Corporation's property or business, or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Surviving Corporation is disposed (other than a transaction effected primarily for the purpose of changing the domicile of the Surviving Corporation). The foregoing observer rights may not be assigned by Infotech.

         7.19 Accounts Payable. The Company shall use its best efforts to ensure that the aggregate of its outstanding accounts payable and the balance owing under any Operating Notes shall not exceed One Hundred Seventy-Five Thousand Dollars ($175,000) as of the Initial Closing Date.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNIFICATION; ESCROW

         8.1 Survival of Representations and Warranties. All of the representations and warranties, covenants and agreements of the Company in this Agreement (as modified by the schedules hereto) or in any instrument delivered at the Initial Closing shall survive the Merger and shall continue for the period following the Initial Closing Date until 5:00 p.m. (California Time) on the date that is one (1) year following the Initial Closing Date, provided, however that any claim for fraud or willful misrepresentation which shall be subject only to applicable statutes of limitations.

         8.2 Escrow Arrangements; Indemnity.

                  (a) Escrow. At the Initial Closing, the Escrow Amount shall be withheld from the Stockholders and deposited into escrow with the Escrow Agent pursuant to the Escrow Agreement in accordance with Section 1.1(c). The Escrow Amount so deposited shall be held and distributed in accordance with the Escrow Agreement. The Securityholder Agent shall be appointed as agent and attorney-in-fact for each Stockholder, for and on behalf of Stockholders, to have such authority and responsibilities as provided in the Escrow Agreement, and shall initially be Rudolf Wanner. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Stockholders.

                  (b) Indemnity. The (i) Escrow Amount pursuant to the Escrow Agreement, the (ii) Parent Stock Consideration issued to each of Rudolf Wanner and Edison Hudson or, at the election of Wanner and Hudson, respectively, amounts deemed to be equivalent thereto at a deemed value of $3.00 per Adept share (collectively, the "Wanner/Hudson Consideration") and (iii) the Discounts and Commissions granted or payable by Parent or the Company to each of Infotech, Airvac and Zevac, shall be available to compensate Parent and the Surviving Corporation and their respective officers, directors, stockholders, representatives and other affiliates for any claims, losses, liabilities, damages, deficiencies, costs, and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by Parent, the Surviving Corporation, their respective officers, directors, stockholders, representatives or affiliates (collectively, the "Parent Indemnitees") directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained herein (as modified by the schedules hereto) or in the certificates delivered pursuant to Section 9.3, or any failure by the Company prior to the Initial Closing to perform or comply with any covenant (except as Parent may have expressly waived in writing) contained herein (collectively, the "Losses"). Subject to clause (c) below, claims for Losses will be asserted first against the Escrow Amount, if available, then against the Discounts and Commissions, if available, and last against the Wanner/Hudson Consideration; provided, that no Parent Indemnitee shall be entitled to indemnification for any Losses until the aggregate amount of all Losses shall exceed Twenty-Five
Thousand Dollars ($25,000), at which time all Losses in excess of such Twenty-Five Thousand Dollars ($25,000) shall be subject to indemnification hereunder in full.

                  (c) Duration. (i) Claims for any Losses to be satisfied from the Escrow Amount, the Wanner/Hudson Consideration or Discounts and Commissions must be asserted on or before 5:00 p.m. (California Time) on the date that is one (1) year following the Initial Closing Date; provided, however, that the recovery of payments for claims timely made for any Losses to be satisfied from the Discounts shall extend until the date of expiration of the Master Purchase Agreements, as amended, and the recovery for claims timely made for any Losses to be satisfied from the Commissions shall extend until the date which is the sixth (6th) anniversary of the Initial Closing Date.

                           (ii) In the event of any claim for Losses, the Adept Representative (as defined in the Escrow Agreement) shall deliver to the Stockholder Representative (as defined in the Escrow Agreement) at any time at or before 5:00 p.m. (California Time) on the last day of the Escrow Period (as defined below) a certificate signed by the Adept Representative (a "Notice of Claim"): (A) stating that Parent or other Parent Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, covenant or agreement to which such item is related. Upon receipt of a Notice of Claim, the Stockholder Representative shall have thirty (30) days to respond to such Notice of Claim. In the event Stockholder Representative does not object to the claim or claims covered in such Notice of Claim, Stockholder Representative shall deliver a certificate to the Adept Representative within such thirty (30) day period stating that Stockholder Representative does not so object, and Stockholder Representative and Adept Representative shall execute a Joint Written Direction (as defined in the Escrow Agreement) to Escrow Agent directing Escrow Agent to distribute to Parent or other Parent Indemnitee out of the Escrow Amount and/or the Escrowed Funds (as defined in the Escrow Agreement), as promptly as practicable, shares of Parent Common Stock and/or Escrowed Funds in an amount equal to such Losses, for which the number of shares of Parent Common Stock to be distributed by the Escrow Agent to Parent or other Parent Indemnitee will be valued at the closing price of such Parent Common Stock on the Nasdaq National Market on the Initial Closing Date. For purposes of this Agreement, the term "Escrow Period" means (i) with respect to the Escrow Amount, the period commencing on the Initial Closing Date and ending at 5:00 p.m. (California Time) on the date that is one (1) year following the Initial Closing Date, (ii) with respect to the portion of Escrowed Funds consisting of Discounts, the period commencing on the Initial Closing Date and ending at 5:00 p.m. (California Time) on the date of expiration of the Master Purchase Agreements, as amended, and
         (iii) with respect to the portion of Escrowed Funds consisting of Commissions, the period commencing on the Initial Closing Date hereof and ending at 5:00 p.m. (California Time) on the date that is the sixth
         (6th) anniversary of the Initial Closing Date.

                           (iii) In the event Stockholder Representative objects to such Notice of Claim, Stockholder Representative shall deliver to the Adept Representative a certificate stating such objection ("Notice of Objection") within such thirty (30) day period. Upon receipt of such Notice of Objection by the Adept Representative, the Stockholder Representative and the Adept Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and the Adept Representative should so agree, a Joint Written Direction shall be furnished to the Escrow Agent instructing Escrow Agent to distribute Escrow Amount and/or Escrowed Funds in accordance therewith. If no such agreement can be reached after good faith negotiation for a period of thirty (30) days after receipt of such Notice of Objection by the Adept Representative, either the Adept Representative or the Stockholder Representative may demand mediation of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event mediation shall not be commenced until such amount is ascertained or both parties agree to mediation; and in either such even the parties submit the matter to non-binding mediation in accordance with Section
         11.11. The non-prevailing party to a mediation shall pay its own expenses, the fees of each mediator, the administrative costs of the mediation, and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the mediation. Judgment upon any award rendered by the mediation may be entered in any court having jurisdiction. The Stockholder Representative may pay such amounts payable by the Stockholders under this Section 8.2(c) or other amounts contemplated in this Section 8.2(c) (including unreimbursed expenses of counsel for the Stockholders and Parent, mediator fees and administrative costs) by distributing shares of Parent Common Stock and/or Escrowed Funds from escrow with respect to which Parent has not made a claim pursuant to a Joint Written Direction to Escrow Agent with such shares valued at the closing price of such Parent Common Stock on the Nasdaq National Market on the Initial Closing Date; provided, however, that no shares of Parent Common Stock and/or Escrowed Funds may be distributed prior to the termination of the Escrow Period and such shares and/or such funds may be distributed only to the extent that such shares and/or such funds may not be required to satisfy any claim for Losses.

                           (iv) Upon termination of the Escrow Period, in the event there are unsatisfied claims pursuant to any Notice of Claim delivered to the Stockholder Representative prior to termination of such Escrow Period, Adept Representative and Stockholder Representative shall not deliver any Joint Written Direction to Escrow Agent until resolution of such claim or claims covered by any such Notice of Claim. As soon as any or all such claims have been resolved as evidenced by the Joint Written Direction of the Stockholder Representative and the Adept Representative delivered to the Escrow Agent, the Escrow Agent shall pursuant to such Joint Written Direction deliver (i) to the Stockholders the remaining portion of the Escrow Amount and/or (ii) to Infotech, Airvac and Zevac the remaining portion of the Escrowed Funds that is not expected to be required to satisfy such claims. If no Notice of Claim pertaining to unsatisfied claims is delivered to the Stockholder Representative prior to the termination of the Escrow Period, upon termination of the Escrow Period, Parent and Stockholder Representative shall deliver a Joint Written Direction to the Escrow Agent to distribute the remainder of the Escrow Amount to the Stockholders and/or the Escrowed Funds to Infotech, Airvac and Zevac in accordance with the provisions of this Section 8.2(c).

                           (v) Disbursements to the Stockholders pursuant to this Section 8.2(c) shall be made in proportion to their respective original contributions to the Escrow Amount, and disbursements to Infotech, Airvac and Zevac pursuant to this Section 8.2(c) shall be made in proportion to their respective original contributions to the Escrowed Funds. To the extent that a Notice of Claim relates to any Third Party Claims, such Third Party Claims are subject to the provisions of Section 8.2(d).

                  (d) Third-Party Claims.

                           (i) If any Person shall notify Parent or any Parent Indemnitee with respect to any matter (a "Third Party Claim"), which may give rise to a claim by a Parent Indemnitee, then Parent shall give notice to the Securityholder Agent (and, if applicable, Airvac and Zevac) within fifteen (15) days of Parent's becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim may be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Stockholders from any obligation hereunder except to the extent Parent can prove that the Securityholder Agent and the Stockholders were not thereby prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Stockholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                           (ii)  In case  any  Third  Party  Claim  is  asserted
         against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(d)(i) hereof, the Securityholder Agent and the Stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within thirty (30) days after receiving Parent's notice, to assume the defense thereof, at the expense of the Stockholders independent of the Escrow Amount, with counsel reasonably satisfactory to Parent so long as:

                           (A) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Amount and the remaining Wanner/Hudson Consideration as limited pursuant to the terms of this Agreement, including
                  Section 8.3(b);

                           (B) the Third Party Claim involves only money damages
                  and does not seek an injunction or other equitable relief;

                           (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent which could have a Parent Material Adverse Effect; and

                           (D) counsel selected by the  Securityholder  Agent is
                  reasonably acceptable to Parent.

If the Securityholder Agent and the Stockholders so assume any such defense, the Securityholder Agent and the Stockholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Stockholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable, which consent will not be unreasonably withheld or delayed.

                           (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(d)(ii) hereof, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Stockholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Stockholders out of the Escrow Amount. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and relevant to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                           (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(d)(ii) hereof, (A) Parent or its affiliates shall have the right to undertake the defense and (B) Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(d)(ii) hereof, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent or any Stockholder in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Amount. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Stockholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

         8.3 Limitation. The remedies provided for in this Article VIII are exclusive and shall be in lieu of all other remedies for breach of any representation or warranty of the Company or the Stockholders in this Agreement; provided, however, that the first clause of this sentence shall not be deemed a waiver by any party of any right to specific performance or injunctive relief or any remedy arising by reason of any claim of fraud or willful misrepresentation with respect to this Agreement. The maximum liability for any Losses (the
"Maximum Liability for Losses") incurred by a Parent Indemnitee of each Stockholder shall be the following:

                  (a) for each Stockholder other than Infotech, Rudolf Wanner or Edison Hudson, an amount equal to such Stockholder's pro rata portion of the Escrow Amount held pursuant to the Escrow Agreement;

                  (b) for Rudolf Wanner and Edison Hudson, an amount equal to the value of all of the shares of Parent Common Stock issued to such Stockholder at the Initial Closing Date, based upon an assumed value per share of Three Dollars ($3.00), which may be satisfied by such Stockholders at their respective election either in cash or by transferring to Parent the appropriate number of shares of Parent Common Stock, provided, that ten percent (10%) of this liability shall be deemed to have been paid from such Stockholder's portion of the Escrow Amount pursuant to the Escrow Agreement; and

                  (c) for Infotech, Airvac and Zevac, an amount equal to such Stockholder's pro rata portion of the Escrow Amount plus all Discounts and Commissions payable to such party (which may constitute all of the Infotech Share Purchase Price); provided, that in the event such Losses relate to an IP Indemnity not involving fraud and such IP Indemnity relates only to Company Intellectual Property incorporated in certain, but not all of the, Company products identified in Section 7.17, the liability for any Losses suffered by Parent shall be limited to the Discounts and Commissions otherwise allowed or payable by Parent with respect to the Company products which incorporate such Company Intellectual Property, e.g., Losses relating to a Controls product(s) to Controls products generally, and Losses relating to a Camera product(s) to Camera products.

         8.4 Escrow of Commissions and Discounts. In the event that Parent or any Parent Indemnitee shall make a claim for indemnification of a Loss to be satisfied by the Discounts and Commissions to be made or paid pursuant to
Section 7.17, all such amounts as accrued shall be deposited by Parent or the indemnifying party into escrow pursuant to the Escrow Agreement and upon such deposit any claim for indemnification may then be deemed made against such amounts. Such amounts deposited shall be distributed as set forth in the Escrow Agreement. The parties shall not have rights of off-set pursuant to the terms of this Agreement.

                                   ARTICLE IX
                           INITIAL CLOSING CONDITIONS

         9.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to effect the transactions contemplated hereby, shall be subject to the satisfaction at or prior to the Initial Closing Date of the following conditions:

                  (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the transactions contemplated hereby if failure to make such filings or obtain such approvals would not be materially adverse to the Company or Parent and its subsidiaries, taken as a whole.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any applicable law relating to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal.

                  (c) Securities Act Exemption. Parent and the Company shall have determined that the issuance of Parent Common Stock pursuant to this Agreement is exempt from the registration requirements of Section 5 of the Securities Act.

                  (d) No  Litigation.  There  shall be no pending or  threatened
litigation  regarding  the  transactions   contemplated  by  this  Agreement  or
otherwise that could have a Material Adverse Effect on the Company.

                  (e) Authorization; Dissenters. This Agreement, the Merger and other transactions contemplated hereby will have been approved and adopted by the vote or consent of holders of not less than a majority of each series and class of the outstanding voting securities of the Company. This Agreement, the Merger and other transactions contemplated hereby shall have been approved and adopted by the Company's Board of Directors, Parent's Board of Directors and Merger Sub's Board of Directors, and the Company, Parent and Merger Sub shall have taken all other corporate actions necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger and other transactions contemplated hereby. All rights of Stockholders to exercise dissenter's rights will have expired on or before the Initial Closing.

         9.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived in writing by the
Company:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date as though such representations and warranties were made on and as of such date, and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by each of Parent and Merger Sub as of the Initial Closing Date.

                  (b) Certificate of Parent and Merger Sub. The Company shall have been provided with a certificate executed on behalf of each of Parent and Merger Sub by two duly authorized executive officers of each to the effect that as of the Initial Closing Date:

                           (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

                           (ii) all covenants, obligations, and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

                  (c) Satisfactory Initial Closing Matters. The form, scope and substance of all closing documents and other papers delivered hereunder shall be reasonably acceptable to the Company.

                  (d) No Material Adverse Change. There shall have been no Material Adverse Change of the Parent.

                  (k) Legal Opinion. The Stockholders shall have received a legal opinion from Gibson, Dunn & Crutcher LLP, legal counsel to Parent and the Merger Sub, in substantially the form of Exhibit G.

         9.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date as though such representations and warranties were made on and as of such date, and the Company shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Initial Closing Date.

                  (b) No Material Adverse Change. There shall have been no Material Adverse Change of the Company.

                  (c) Stockholder Approvals. The Company shall have obtained the approval of holders of ninety-five percent (95%) of the Series A Preferred Stock and Series B Preferred Stock and ninety-two percent (92%) of the Company Common Stock to this Agreement, the Merger and the other transactions contemplated hereby.

                  (d) Certificate of the Company. Parent and Merger Sub shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer and President/Chief Technical Officer to the effect that as of the Initial Closing Date:

                           (i) to the best of his personal knowledge, all representations and warranties made by the Company under this Agreement (as modified by any disclosures made by the Company in the Schedules) are true and complete in all material respects; and

                           (ii) to the best of his personal knowledge, all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

                  (e) Secretary's Certificate. Parent and Merger Sub shall have been provided with a certificate executed by the Company's Secretary certifying the Charter and Bylaws and resolutions adopted by the Board and Stockholders in connection with the transactions contemplated by this Agreement.

                  (f) Financial Statements. The Company shall have delivered to Parent unaudited financial statements of the Company for its fiscal years ending 2000 and 2001 and unaudited year-to-date financial statements, each prepared in accordance with GAAP. In addition, the Company shall have delivered to Parent unaudited statements of income (loss) for the prior eight (8) quarterly periods, the latest of which shall be the quarterly period ended June 30, 2002, each prepared in accordance with GAAP and specifying in detail (i) contract revenue recognition, (ii) warranty expenses and (iii) post-completion expenses.

                  (g) Balance Sheet. The Company shall have delivered to Parent unaudited balance sheets for the fiscal quarters ended June 30, 2001 and June 30, 2002, each prepared in accordance with GAAP and reviewed by the Company's independent accountants, providing detail for (i) accounts receivable, (ii) customer listings, (iii) all recorded accrued liabilities and (iv) any contingent recorded or unrecorded liabilities (or furnish a certificate representing that no such liabilities exist).

                  (h) Quarterly Revenues and Operating Income. The Company shall have delivered to Parent a statement of income indicating total revenues of at least Seventy-Five Thousand Dollars ($75,000) for the quarter ended June 30,
2002. Such income statement shall be acceptable to Parent, in its reasonable discretion. If the Company does not deliver to Parent a statement of income indicating total revenues of at least Seventy-Five Thousand Dollars ($75,000) for the quarter ended June 30, 2002, the Exchange Consideration will be adjusted in a manner acceptable to Parent or this Agreement may be terminated by Parent in its sole discretion.

                  (i) Third Party Consents. Any and all consents, waivers and approvals required from third parties relating to the contracts, licenses, leases, and other agreements and instruments of the Company shall have been obtained.

                  (j) Satisfactory Form of Initial Closing Matters. The form, scope, and substance of all closing documents and other papers delivered hereunder shall be reasonably acceptable to Parent's counsel.

                  (k) Legal Opinion. Parent and Merger Sub shall have received a legal opinion from Maupin Taylor & Ellis, legal counsel to the Company, in substantially the form of Exhibit H.

                  (l) Noncompetition Agreement. Edison Hudson shall have entered into a noncompetition agreement with Parent and the Company, and shall not have challenged the validity or enforceability thereof or expressed his intent not to perform thereunder.

                  (m) Employee Offer Letters and Invention Assignment/Nondisclosure Agreement. Each employee of the Company shall have executed and delivered and Offer Letter in the form previously provided by Parent and a Proprietary Information Agreement in the form provided by Parent and generally used by Parent for its employees.

                  (n) R&D Valuation. If desirable in Parent's sole discretion, an independent appraiser shall have completed a valuation of the Company's in-process research and development.

                  (o) Due Diligence. Parent shall have completed all due diligence that it reasonably deems to be necessary or advisable, on or before August 30, 2002.

                  (p) Technical Evaluation. Parent shall have determined that the Company's products can be utilized as part of Parent's product line with satisfactory performance.

                  (q) Quality Evaluation. The Company shall have provided information on the field returns and performance of the Company's products and conclude a HALT test on the list of Company products contained in Schedule 9.3(q), all of which indicate to Parent's satisfaction that the Company products are of good industrial quality, subject to Schedule 9.3(q).

                  (r) Company Products Patent Evaluation. The Company shall have provided information or statements which verify that the Company products listed in Schedule 9.3(r) are not infringing upon any patents.

                  (s) Purchase Orders. Infotech, AirVac and Zevac shall have placed purchase orders with the Company for an aggregate minimum of $60,000 for delivery of Company products and payment no later than September 30, 2002, and an additional aggregate minimum purchase order of $50,000 for delivery of Company products by December 30, 2002, with payment no later than February 28, 2003.

                  (t) Line of Credit. The Company shall have obtained written authorization from Paragon Commercial Bank to the effect that Parent may assume the Company's credit line on the terms and conditions provided in Section 7.14.

                  (u) Cancellation of Options. All outstanding options or other convertible securities of the Company that have not been exercised prior to the Effective Time shall have been cancelled as of the Initial Closing Date.

                  (v) Dissenters Rights. None of the outstanding Shares shall be Dissenting Shares.

                  (w) Resignation of Officers and Directors. All of the officers and directors of the Company shall have resigned effective on or before the Effective Time.

                  (x)  Stockholder   Statement.   Each  Stockholder  shall  have
executed and delivered a Stockholder Statement.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of the Company, Parent and Merger Sub;

                  (b) by Parent and Merger Sub or the Company if: (i) the Initial Closing has not occurred by August 30, 2002 (as may be extended pursuant to Section 2.3, the "Final Date") (provided that the right to terminate this Agreement under this clause (b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or other transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger or other transactions contemplated hereby by any Governmental Entity that would make consummation of such transactions illegal;

                  (c) by Parent and Merger Sub if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger or other transactions contemplated hereby, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the transactions contemplated hereby, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Parent Material Adverse Effect or would reasonably be expected to have a material adverse effect on Parent's ability to realize the benefits expected from the Merger or other transactions contemplated hereby;

                  (d) by Parent and Merger Sub if each of Parent and Merger Sub is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and also, as a result of such breach the conditions set forth in Section 9.3(a) or 9.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) days through the exercise of its best efforts, then for so long as the Company continues to exercise such best efforts Parent and Merger Sub may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within ten (10) business days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by Parent on or before August 30, 2002 if the results of its due diligence investigation of the Company are not satisfactory to Parent for any reason in its sole discretion; and

                  (f) by the Company if such termination by the Company's Board of Directors is necessary to fulfill its fiduciary obligations to the Stockholders (provided, that in no event may the Company breach Section 7.11), including, but not limited to, such events or occurrences as delisting of Parent Common Stock from trading on Nasdaq, its failure to be a publicly-traded company, liquidation, the announcement of material accounting mistatements or reports of material management impropriety in the operation of Parent's business or substantial decreases in the market value of its publicly-traded shares from the closing price reported by Nasdaq on the date of this Agreement or (2) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 9.2(a) or 9.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten (10) business days through the exercise of its best efforts, then for so long as Parent or Merger Sub continues to exercise such best efforts the Company may not terminate this Agreement under this Section 10.1(f) unless such breach is not cured within ten (10) business days (but no cure period shall be required for a breach which by its nature cannot be cured).

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that (i) the provisions of Section 7.3 hereof and this
Article X shall remain in full force and effect and survive any termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by Parent and Merger Sub other than pursuant to Section 10.1(a), (c) or (d), and provided that the Company has not breached any representation or warrants, covenant or other obligation under this Agreement prior to such termination, Paragon Commercial Bank, as escrow agent, shall deliver to the Company the sum of Two Hundred Thousand Dollars ($200,000) previously deposited by Parent and held in escrow with Paragon Commercial Bank pursuant to that certain escrow agreement between Parent, the Company and Paragon Commercial Bank, as a termination fee in full satisfaction of any amounts owed by, or claims against, Parent related to or arising out of this Agreement (the "Termination Fee"). On or prior to the date of execution of this Agreement, Parent shall have deposited with Paragon Commercial Bank, Raleigh, NC as Escrow Agent, the sum of Two Hundred Thousand Dollars ($200,000) to be held and disbursed pursuant to the terms of the Escrow Agreement (Termination Fee) between Paragon Commercial Bank, Parent and the Company ("Fee Escrow Agreement"). The parties acknowledge and agree that that the Termination Fee shall constitute liquidated damages and not a penalty. Upon payment of the Termination Fee, neither Parent or Merger Sub nor any of their respective affiliates, stockholders, officers, directors, employees, representatives or agents shall have any further liability of any kind to the Company or any of its affiliates, stockholders, officers, directors, employees, representatives and agents in connection with this Agreement or any of the transactions contemplated hereby.

         10.3 Amendment. Except as is otherwise provided herein or as is otherwise required by applicable law, prior to the Initial Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, Merger Sub and the Company, and, in respect of matters under this Agreement that expressly relate to Securityholder Agent, the Securityholder Agent. Except as is otherwise provided herein or as is otherwise required by applicable law, after the Initial Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, the Company and Infotech, and, for any amendment to
Article VIII, the Securityholder Agent on behalf of the Stockholders.

         10.4 Extension; Waiver. At any time prior to the Initial Closing, Parent and Merger Sub on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                     GENERAL

         11.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below (or ten (10) business days if sent by U.S. mail outside the United States); or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed (or three (3) business days if outside of the United States).

                  if to Parent or Merger Sub, to:

                           Adept Technology, Inc.
                           150 Rose Orchard Way
                           San Jose, California 95134

                           Attn:  Michael W. Overby, Chief Financial Officer
                           Telephone:  (408) 432-0888
                           Facsimile:  (408) 434-5005

                           with a copy (which shall not constitute notice) to

                           Gibson, Dunn & Crutcher LLP
                           1530 Page Mill Road
                           Palo Alto, California  94304
                           Attn:  Lawrence Calof, Esq.
                           Telephone:  (650) 849-5300
                           Facsimile:  (650) 849-5333

                  if to the Company, to:

                           Meta Control Technologies, Inc.
                           Attn:  Rudolf Wanner
                           c/o Infotech AG
                           Vogelherdstrasse 4
                           CH-4500 Solothurn
                           Switzerland
                           Telephone:  41-32-626-3660
                           Facsimile:  41-32-626-3669

                           with a copy (which shall not constitute notice) to:

                           Meta Control Technologies, Inc.
                           507 Airport Boulevard, Suite 107
                           Morrisville, North Carolina  27560
                           Attn:  Rudolf Wanner
                           Telephone:  (919) 459-6395
                           Facsimile:  (919) 380-1073

                           with a copy (which shall not constitute notice) to:

                           Maupin Taylor & Ellis
                           Highwoods Tower One, Suite 500
                           3200 Beechleaf Court
                           Raleigh, North Carolina  27604
                           Attn: William B. Gwyn, Jr., Esq.
                           Telephone:  (919) 981-4012
                           Facsimile:  (919) 981-4300

                  if to Infotech, to:

                           Infotech AG
                           Vogelherdstrasse 4

                           CH-4500 Solothurn
                           Switzerland
                           Attn:  Rudolf Wanner
                           Telephone:  41-32-626-3660
                           Facsimile:  41-32-626-3669

                  if to the Securityholder Agent, to:

                           Rudolf Wanner
                           c/o Infotech AG
                           Vogelherdstrasse 4
                           CH-4500 Solothurn
                           Telephone:  41-32-626-3660
                           Facsimile:  41-32-626-3669

         A party may change or supplement the addresses given above, or designate additional addresses for purposes of this Section 11.1. by giving the other party written notice of the new address in the manner set forth above.

         11.2 Expenses. In the event the transactions contemplated hereby are not consummated, all fees and expenses incurred in connection with such contemplated transactions including all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties (the "Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that all Third Party Expenses incurred by the Company shall be incurred and paid by Infotech AG, and Parent shall have no obligation or liability therefor.

         11.3 Interpretation.

                  (a) "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding.

                  (b) "applicable law" when used herein shall mean with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree, directive or other requirement of any Governmental Entity applicable to such Person or any of its respective properties, assets, officers, directors or employees.

                  (c) "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" or "but not limited to."

                  (d) "knowledge of the Company" shall refer to the collective knowledge of the directors, officers and employees of the Company. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

                  (e) "Person" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity (or any department, agency or political subdivision thereof).

         11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.5 Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) except as is otherwise provided herein, shall not be assigned by the Company or any Stockholder by operation of law or otherwise except with the prior written consent of Parent; provided, that any Person into which Parent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which it shall be a party or any Person to which Parent may sell or transfer all or substantially all of its assets shall be the successor hereunder to Parent without the consent of any party hereto, or the execution or filing of any paper or any further act.

         11.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         11.9 Rules of Construction.

                  (a) The Company, Parent and Merger Sub hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.10 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.11 Dispute Resolution. Notwithstanding the foregoing, in the event of a dispute arising out of or related to this Agreement (including any dispute related to the Infotech Shares) or otherwise related to the business, operations, management or affairs of the Surviving Corporation, each party shall appoint a duly authorized representative to meet with the other party. Such authorized representatives shall meet and attempt in good faith to resolve such dispute with respect to such matters as expeditiously as practicable. If no such resolution can be reached after good faith negotiation for a period of thirty
(30) days, either party may demand mediation of the matter, in which case the parties shall submit the matter to non-binding mediation in Raleigh, North Carolina under the North Carolina Rules for Mediated Settlement Conference, N.C.G.S. ss. 105B-23.1, prior to pursuing other legal remedies.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.


ADEPT TECHNOLOGY, INC.,
a California corporation


By:
    -------------------------------------------------
         Brian R. Carlisle
         Chairman and Chief Executive Officer


META CONTROL TECHNOLOGIES, INC.,
a Delaware corporation


By:
    -------------------------------------------------
         James Meckstroth
         Chief Executive Officer


MCT ACQUISITION, INC.,
a Delaware corporation


By:
    -------------------------------------------------
         Brian R. Carlisle
         Chairman and Chief Executive Officer


INFOTECH AG,
a Swiss corporation


By:
    -------------------------------------------------
         Rudolf Wanner
         Chief Executive Officer


                 [Signature Page to Adept/Meta Merger Agreement]